Exhibit 10.50

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 203.406

RESTATED LIMITED LIABILITY COMPANY AGREEMENT

AMONG

SINOVEN BIOPOLYMERS INC. (“Sinoven”)

AND

NATUREWORKS LLC (“NatureWorks”)

AND

AMBERWORKS LLC (the “Company”)

AND

BIOAMBER INC. (“BioAmber”) (solely for the purpose of Section 15.4 hereof)

THE LIMITED LIABILITY COMPANY INTERESTS IN THE COMPANY REPRESENTED BY THIS LLC AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THE INTERESTS ARE RESTRICTED SECURITIES WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933. AS A RESULT, THE INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED, OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS (OR EXEMPTIONS THEREFROM) AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH IN THIS LLC AGREEMENT, UNLESS OTHERWISE SPECIFICALLY PERMITTED IN WRITING BY THE MEMBERS.

* Confidential treatment requested

This RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement” or this “LLC Agreement”) is entered into as of the 15th day of February, 2012, among Sinoven Biopolymers Inc., a Delaware corporation (“Sinoven”), NatureWorks LLC, a Delaware Limited Liability Company (“NatureWorks”) and AmberWorks LLC, a Delaware limited liability company (the “Company”) and BioAmber Inc. (“BioAmber”) (solely for the purpose of Section 15.4 hereof).

RECITALS:

1. Sinoven and NatureWorks desire to form AmberWorks LLC (the “Company”) as a new Delaware limited liability company; and

2. Sinoven and NatureWorks are entering this LLC Agreement as permitted by the Act in order to set forth the agreed details of their relationship and the governance and management of the Company.

In consideration of the terms, conditions and the mutual agreements contained in this LLC Agreement, and intending to be legally bound hereby, Sinoven, NatureWorks and the Company (and BioAmber, solely for the purpose of Section 15.4 hereof) agree as follows:

Article I.

DEFINITIONS AND INTERPRETATION

Section 1.1 Terms.

Capitalized terms used but not defined in this LLC Agreement have the meanings given to them in the Glossary attached as Exhibit A to this LLC Agreement. Other words, terms or phrases used in this LLC Agreement, but not specifically defined in Exhibit A, will have the meanings commonly ascribed to such words, terms or phrases.

Section 1.2 Interpretive Rules.

(a) Each term used in this LLC Agreement includes the singular and the plural, and reference to the neuter gender includes the masculine and feminine where appropriate.

(b) The headings of the Articles and Sections are for convenience of reference and shall not affect the meaning or interpretation of this LLC Agreement.

2
* Confidential treatment requested

(c) Except as otherwise stated, reference to Articles, Sections, Exhibits and Schedules means the Articles, Sections, Exhibits and Schedules of this LLC Agreement.

(d) The Exhibits and Schedules referred to throughout this LLC Agreement are hereby incorporated by reference into, and shall be deemed a part of, this LLC Agreement provided that no Exhibit that consists of a form of agreement or instrument shall be deemed to be effective until executed and delivered by the applicable parties.

(e) Unless the context clearly indicates otherwise, the word “including” when used in this LLC Agreement means “including but not limited to,” the word “include” means “include, without limitation,” the word “or” is not exclusive and the words “hereof,” “herein” and “hereunder” and words of similar import when used in this LLC Agreement refer to this LLC Agreement as a whole and not to any particular provision of this LLC Agreement.

(f) It is acknowledged by the parties that this LLC Agreement and the other Operative Agreements are negotiated agreements and, therefore, no presumptions will arise favoring either party by virtue of the authorship of any of its provisions or the changes made through revisions. For clarity, none of the Operative Agreements shall be construed or interpreted against the party who might be deemed to have drafted it.

Article II.

FORMATION OF THE COMPANY

Section 2.1 Formation.

The Members have formed the Company as a limited liability company in accordance with the Act and subject to the terms and conditions set forth in this LLC Agreement. The Members agree that their respective rights, duties, obligations and liabilities are as provided in this LLC Agreement and in the Act (as amended by this LLC Agreement). The Members agree to execute and deliver the Certificate of Formation for the Company to the Secretary of State for the State of Delaware.

3
* Confidential treatment requested

Section 2.2 Name.

(a) The name of the Company will be AmberWorks LLC unless changed by the Members in accordance with Article V. All business of the Company will be conducted in the name of the Company.

Section 2.3 Principal Place of Business.

The Company’s principal place of business will be 3850 Annapolis Lane North, Suite 180, Plymouth, Minnesota unless changed by the Governance Board in accordance with Article VI. The Company may not maintain an office or a principal place of business in any jurisdiction that would jeopardize the limitation of liability afforded to the Members, and the Member Representatives under the Act or this LLC Agreement.

Section 2.4 Registered Office and Registered Agent.

The registered office of the Company in Delaware will be 1201 North Market Street, Wilmington, New Castle County, Delaware, 19801. The agent of the Company for service of process in Delaware will be Delaware Corporation Organizers, Inc.. The registered office and registered agent may be changed, from time to time, in accordance with the Act.

Section 2.5 Foreign Qualification.

Prior to the Company conducting business in any jurisdiction in which it is required, as a result of such activities, to qualify to do business, the Company will comply with all requirements necessary to qualify the Company to do business in that jurisdiction. Each Member agrees to execute and deliver all certificates and other instruments that are necessary or appropriate for the Company to qualify and continue to do business as a foreign limited liability company in that jurisdiction.

Section 2.6 No State Law Partnership.

The Members intend that the Company be treated as a partnership only for U.S. federal, state, local and other tax purposes. The Company is not to be considered or treated as a partnership for any other purpose. No Member or Member Representative is to be considered or treated as a partner or joint venturer of (i) the Company; (ii) any other Member or (iii) any Member Representative; and this LLC Agreement may not be construed otherwise. The Members agree not to take any action inconsistent with the express intent of the parties in this Section.

4
* Confidential treatment requested

Section 2.7 Term.

The Company will continue in existence from the effective date of the Certificate of Formation until the dissolution of the Company in accordance with the provisions of this LLC Agreement or the Act.

Article III.

BUSINESS OF THE COMPANY

Section 3.1 Permitted Businesses.

The Company will have all of the powers and authority granted by the Act, any other Law and this LLC Agreement, necessary, appropriate, advisable or convenient to the conduct, promotion or attainment of the Business Purpose of the Company. The Company may not conduct, however, any business or activities outside the scope of the Business Purpose.

Section 3.2 Modification of Business Purpose.

The scope of the Business Purpose may be modified only upon the written agreement of all Voting Members.

Section 3.3 Subsequent Phases.

The Members contemplate that their collaboration shall occur in three phases (Phase I, Phase II and Phase III) , but they are not making any commitment with respect to Phase II or Phase III. Phase I consists in the implementation of the transactions described in this Agreement and in the Operative Agreements. Phase II involves the manufacture of Bio-PBS by a Third Party and the exclusive distribution of Bio-PBS by NatureWorks. Phase III involves the construction and operation of a Bio-PBS plant, fully integrated with a bio-succinic acid plant, that would supply NatureWorks with its requirements of Bio-PBS. The Members acknowledge that Phase II and III involve the potential participation and consent of third parties who have expressed their interest in participating in Phase II and III (though none of them are committed to do so) and a number of issues that cannot be resolved at the time of the entry into force of this Agreement. Accordingly, the Parties are limiting their legally binding commitments to the transactions described in this Agreement and the Operative Agreements.

5
* Confidential treatment requested

Article IV.

MEMBERS AND CAPITAL CONTRIBUTIONS

Section 4.1 Initial Members and Initial Capital Contributions.

The initial Members of the Company are Sinoven and NatureWorks. On a date mutually-agreed by the Members, within five (5) days of the later of the execution of this LLC Agreement and the formation of the Company, Sinoven and NatureWorks will make the Initial Capital Contributions set forth in Schedule 4.1. In return for these Initial Capital Contributions, Sinoven and NatureWorks will acquire the Membership Interests in the Company set forth in Schedule 4.1.

Membership Interests are personal to each Member and, except as otherwise set forth in this LLC Agreement, do not give any Member any rights in the Property.

Section 4.2 Additional Funding; Additional Capital Contributions

(a) It is the intent of the Members to fund the operations of the Company and its working capital needs through the Initial Capital Contributions and net cash flow or from external funding sources on terms acceptable to the Voting Members. If these sources of funds are insufficient to fund the company’s operations and working capital needs, the operating and working capital needs may be funded by Additional Capital Contributions as provided in this Section 4.2.

(i) If the Voting Members unanimously agree on the amount and timing of Additional Capital Contributions, the Members shall be required to make them as so agreed. The Members may agree that Additional Capital Contributions are not to be made in proportion to their then current Membership Interest Percentages, in which case, the Members shall also agree on other applicable terms in connection therewith, such as the Members’ respective Membership Interest Percentages after the capital is contributed;

(ii) In addition, if the Voting Members have not approved an Annual Business Plan and Budget for a Fiscal Year, unless such failure to approve such Annual Business Plan and Budget constitutes a Deadlock, the General Manager of

6
* Confidential treatment requested

the Company may from time to time during that Fiscal Year make a written request (a “Capital Notice”) to each Member to make Additional Capital Contributions equal to the amount of cash reasonably estimated by the General Manager to be needed to fund the Company through the end of such Fiscal Year; provided, however, that the aggregate amount so requested in the Capital Notices in such Fiscal Year may not exceed the Estimated Expenses for such Fiscal Year. The Members shall be required to make such Additional Capital Contributions in proportion to their respective Membership Interest Percentages at the time of the Capital Notice. For the avoidance of doubt, no Additional Capital Contribution under this Section 4.2(a)(ii) shall be permitted in any Fiscal Year in which the failure of the Voting Members to approve an Annual Business Plan and Budget for such Fiscal Year constitutes a Deadlock. A Capital Notice shall specify the amount of funds or capital needed and the date on or before which the Additional Capital Contribution under this Section 4.2(a)(ii) must be made to the Company, which date shall be at least sixty (60) days after the date of the Capital Notice.

(b) Failure of Member to Contribute Additional Capital Contributions.

If a Member (the “Non-Contributing Member”) fails to contribute capital as required by Section 4.2(a), such Member shall be in Default and the other Member (the “Contributing Member”) shall have the right, but not the obligation, to contribute to the Company its required Additional Capital Contribution and, if such Member so elects, also contribute the capital which the Non-Contributing Member failed to contribute. Any contribution made by the Contributing Member, in respect of the contribution the Non-Contributing Member failed to make, shall be treated as an Additional Capital Contribution made by such Contributing Member; and the Membership Interests of the Members shall be adjusted in accordance with Section 4.2(c)(i).

(c) Disproportionate Additional Capital Contributions

7
* Confidential treatment requested

(i) In the event Additional Capital Contributions are not made by the Members in proportion to their current Membership Interest Percentages, the Membership Interest Percentages of each Member thereafter shall be adjusted so that each Member holds a percentage Membership Interest determined by the following formula:

[(A x B) + C] / (A+D)

Where:

“A”	is the Company Value at the date of the Additional Capital Contributions;

“B”	is the Member’s Membership Percentage Interest immediately prior to the completion of the funding pursuant to the Additional Capital Contribution;

“C”	is the dollar amount contributed by the Member pursuant to the Additional Capital Contribution; and

“D”	is the total dollar amount contributed by the Members pursuant to the Additional Capital Contributions.

(ii) Subject to Section 4.2(c)(iii), provided a Voting Member makes all Additional Capital Contributions required under Section 4.2, such Voting Member shall retain the same number of Member Representatives on the Governance Board and decisions requiring unanimous Member Representative or Voting Member approval pursuant to this Agreement shall continue to do so, notwithstanding any change in the Members’ respective Membership Interest Percentages.

(iii) If a Member’s Membership Interest Percentage falls below 25% for any reason, such Member shall thereupon become a Non-Voting Member, the Member Representatives who were appointed by such Non Voting Member shall be removed from the Governance Board and such Non Voting Member and shall lose its right to name Member Representatives to the Governance Board. If a Member’s Membership Interest Percentage falls below 10% for any reason, the other Member shall have a right to dissolve the Company or purchase all of the such Member’s Membership Interest pursuant to Section 12.3(e).

Section 4.3 Capital Accounts.

A separate Capital Account will be maintained and adjusted for each Member in accordance with the Code and Treasury Regulations §1.704-1(b)(2)(iv). With regard to each Capital Account, the following provisions will apply:

(a) The Capital Account of each Member will be credited with:

(i)	the cash amount or Gross Asset Value of Capital Contributions made by that Member,

8
* Confidential treatment requested

(ii)	the distributive share of Net Profits of that Member,

(iii)	any items in the nature of income or gain which are specially allocated pursuant to Section 10.2(a)-k) hereof, and

(iv)	the amount of any Company liabilities assumed by that Member or which are secured by any Property distributed to that Member.

(b) The Capital Account of each Member will be debited with

(i)	the amount of cash and the Gross Asset Value of any Property distributed to that Member pursuant to any provision of this LLC Agreement,

(ii)	the distributive share of Net Losses of that Member

(iii)	any items in the nature of expenses or losses which are specially allocated pursuant to Section 10.2(a)-(k), and

(iv)	the amount of any liabilities of that Member assumed by the Company or which are secured by any Property contributed by that Member to the Company.

The Capital Account of a Member who receives a distribution of a promissory note, (the maker of which is the Company and which is not readily traded on an established securities market) will not be decreased until that Member makes a taxable disposition of that note or until (and to the extent) principal payments are made on the note, all in accordance with Treasury Regulations §1.704-1(b)(2)(iv)(e)(2).

(c) In determining the amount of any liability for purposes of Sections 4.3(a) and 4.3(b) above, Code §752(c) and any other applicable provisions of the Code and the Treasury Regulations will be taken into account.

(d) In the event of a permitted Transfer of a Membership Interest in the Company, the Capital Account of the transferor will become the Capital Account of the transferee to the extent it relates to the transferred Membership Interest in accordance with Treasury Regulations §1.704-1(b)(2)(iv)(I).

9
* Confidential treatment requested

(e) The manner in which Capital Accounts are to be maintained pursuant to this Section 4.3 is intended to comply with the requirements of Code §704(b) and Treasury Regulations §1.704-1(b) promulgated thereunder. In the event the Governance Board determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities that are secured by contributions or distributed property or that are assumed by the Company or any Member) are computed in order to comply with Code §704(b) and Treasury Regulations §1.704-1(b), the Governance Board may make such modification; provided that it is not likely to have a material adverse effect on the amounts distributed to any Member pursuant to Article XIII upon the dissolution of the Company. The Governance Board may also make: (i) any adjustments necessary or appropriate to maintain equality between the aggregate value of the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations §1.704-1(b)(2)(iv)(q), and (ii) any appropriate modifications in the event that unanticipated events might otherwise cause this LLC Agreement not to comply with Treasury Regulations §1.704-1(b).

(f) Except as otherwise required in the Act or this LLC Agreement, no Member will have any obligation to restore all or any portion of a deficit balance in the Capital Account of that Member.

(g) No Member is entitled to receive any interest, salary or draw:

(i)	with respect to its Capital Contributions or its Capital Account, or

(ii)	for services rendered to or on behalf of the Company, or

(iii)	otherwise, in its capacity as a Member

except (x) as specifically provided in this LLC Agreement or another Operative Agreement or (y) as approved by the Governance Board.

10
* Confidential treatment requested

Section 4.4 Withdrawal or Reduction of Capital Accounts.

No Member is entitled to withdraw any part of its Capital Contributions to, or receive any distributions from, the Company except as provided in Articles X and XIII. No Member may receive, out of the Property, any part of its Capital Account until all other liabilities of the Company have been paid (or there has been reserved or set aside Reserves or Property sufficient to pay them). A Member, irrespective of the nature of its Capital Contributions, will only have the right to receive cash in reduction of its Capital Account, at the times and to the extent determined by the Governance Board. A purchase by any Member or by an Affiliate of a Member of any Property will not reduce or be deemed to reduce the Capital Account of that Member.

Section 4.5 Loans.

No Member will be required to make loans (long or short-term, secured or unsecured) to the Company.

Article V.

POWER AND AUTHORITY OF MEMBERS; MEETINGS OF MEMBERS

Section 5.1 Powers and Authority Reserved of the Members.

The Members have agreed to delegate all powers and authorities of the Members required for the management of the Company to the Governance Board; provided, however, the powers and authorities set forth in Schedule 5.1 are reserved exclusively to the Voting Members.

Section 5.2 Annual, Special and Telephone Meetings.

The annual meeting of the Members will be held at such time and place as is determined by resolution of the Governance Board. Unless otherwise prescribed by Law, the Governance Board or any Voting Member may call a special meeting of the Members, for any purpose or purposes. The Governance Board may designate any place as the place of any meeting of the Members. If no designation is made, the place of meeting will be the principal place of business of the Company.

Members may participate in a meeting of the Members by conference telephone, videoconference or similar communications equipment if all individuals participating can

11
* Confidential treatment requested

hear each other. Such participation will be deemed to constitute presence in-person at such meeting except where the Member attends solely for the purpose of objecting to the transaction of any business on the grounds the meeting is not lawfully called.

Section 5.3 Notice of Meeting/Waiver of Notice.

Company must deliver written notice stating the date, time and place of the annual or any special meeting and the purpose(s) for which the meeting is called. Notice, together with an agenda and any supporting material, must be delivered to each Voting Member no fewer than ten (10) nor more than thirty (30) days before the date of the meeting. A written waiver of the notice, signed by an authorized representative of a Voting Member excuses the requirement to give notice to that Member. Attendance of a Voting Member at a meeting will also constitute a waiver of notice of that Member, except where the Voting Member attends solely for the purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 5.4 Quorum/Voting/Proxies/Action without Meeting.

(a) Quorum. Quorum for the annual or any special meeting of the Members shall be Members representing 100% of the Membership Interests held by the Voting Members at the date of the Meeting.

(b) Voting. Unless otherwise expressly provided in this LLC Agreement or required under applicable Law, Voting Members may vote upon any matter (whether or not they have an economic interest) and their vote will be counted in the determination of whether the particular matter is approved by the Voting Members. A unanimous vote of the Voting Members shall be the act of the Members. No provision of this LLC Agreement requiring that any action be taken only upon unanimous approval of the Voting Members, may be modified, amended or repealed unless such modification, amendment or repeal is approved by unanimous approval of the Voting Members.

(c) Proxies. A Voting Member may vote either in person or by proxy. A facsimile, e-mail or similar transmission from the Voting Member will be treated as an execution in writing for purposes of this Section. Any proxy shall be revocable. Proxies must be in writing and signed by a duly authorized representative of the Voting Member. A proxy must be filed with the Company before or at the time of the meeting to be valid.

12
* Confidential treatment requested

(d) Action by Members Without a Meeting. Any action required or permitted to be taken at a meeting of Members may be taken without a meeting, without prior notice and without vote if the action is evidenced by one or more written consents, describing the action to be taken, signed by all Voting Members. Action taken under this Section is effective when all of the Voting Members have signed the consent, unless the consent specifies a different effective date.

Section 5.5 Member Fiduciary Obligations.

(a) Each Voting Member shall be entitled to vote, or refrain from voting in its sole and absolute discretion, considering its own interests, whether or not such interests are consistent with the interests of the JV or the Members as a whole.

(b) Except to the extent prohibited by Article XV, each Member (and such Member’s Affiliates) may have business interests and engage in business activities in addition to those relating to the Company (including business interests and activities in direct competition with the Company except as may be limited by Article XV) for such Member’s or such Member’s Affiliates’ own account or for the account of others. Neither the Company nor any of the other Members will have any rights by virtue of this LLC Agreement or the relationship contemplated herein in any such business interests or activities. Each Member and the Company waive any claims it may have against any Member for conducting the business activities described above.

Section 5.6 Limitation on Authority.

Except as otherwise provided in this LLC Agreement, or in one or more of the Operative Agreements, or otherwise resolved by the Governance Board, no Member and no Member Representative may:

(a) act as an agent for or on behalf of the Company or have any authority to act for, or to assume any obligations or responsibilities or make any expenditures on behalf of, the Company; or

13
* Confidential treatment requested

(b) take part in the day to day management, operation or control of the Company.

Article VI.

MANAGEMENT RIGHTS, DUTIES AND POWERS OF THE GOVERNANCE BOARD

Section 6.1 Powers and Authority of Governance Board.

Except for the powers and authority exclusively reserved to the Voting Members in Article V and the powers and authority delegated to the Officers in accordance with Article VIII or by resolution of the Governance Board, the Company will be directed solely and exclusively by the Governance Board. For clarity, any powers and authority not expressly reserved to the Voting Members or delegated to the Officers will reside exclusively with the Governance Board.

Section 6.2 Makeup of Governance Board/Member Representative Qualifications.

(a) Number/Initial Reps. The Governance Board will be comprised of four (4) Member Representatives; two (2) appointed by each of the Voting Members. The initial Member Representatives will be the individuals identified in Schedule 6.2(a).

(b) Chair. The responsibility for naming a chairperson of the Governance Board, who will hold the position for a period of one year, will rotate between the Voting Members. The Chairperson’s responsibilities are limited to organizing meetings of the Members and Governance Board and preparing the agenda for each such meeting. The Chairperson will not have a tie-breakup vote. NatureWorks shall appoint the first Chairperson.

(c) Qualifications. Member Representatives must meet the following qualifications:

(i)	current employee of a Member;

(ii)	no material conflicts of interest between the Member Representative’s responsibilities to the Company and to any other Entity unless waived by the other Member.

14
* Confidential treatment requested

(iii)	not serve on the management committee, board of directors or other similar governing body of any Entity (other than such committee, board or similar governing body of a Member or its Affiliates) that competes, directly or indirectly, with the Company;

(iv)	not have direct responsibility for decisions relating to pricing, terms of sale, levels of production and other competitively sensitive business information (“Competitive Information”) with respect to any product or service of a Member that competes with a product or service of the Company or any other Member.

(d) Confidentiality. No Member Representative may disclose (i) to a Member, any Competitive Information of the Company with respect to any Company product that competes with a product of a Member and (ii) to the Company, any Competitive Information with respect to any product of a Member that competes with any Company product.

(e) No Member Representative may act as any agent of the Company or have the authority to act for or to assume any obligations or responsibilities on behalf of the Company except as may be expressly resolved by the Governance Board.

Section 6.3 Appointment and Tenure of Member Representatives.

(a) Vacancy. Each Voting Member is entitled to fill any vacancy resulting from the removal, resignation or death of any Member Representative appointed by that Voting Member pursuant to Section 6.2. Each Member Representative will hold office until the earlier of the appointment of a successor or the death, resignation or removal of that Member Representative. Each Member must give written notice to the Company and to the other Member(s) of each new Member Representative appointed.

(b) Removal. Except as provided below, a Member Representative may be removed at any time (with or without cause), by, but only by, the Member who appointed that Member Representative. A Member must give written notice to the Company and to the other Members of each Member Representative removed. The removal of any Member Representative will take effect upon the receipt of that notice by the Company, or at such

15
* Confidential treatment requested

later time as may be specified in the notice. If a Member ceases to be a Member or becomes a Non-Voting Member pursuant to Section 4.2(d), then all Member Representatives appointed by that Member will be automatically removed, without further action of the Members or Governance Board, as of the date the Member ceases to be a Member or a voting Member, as the case may be.

(c) Resignation. Any Member Representative may resign at any time by giving written notice to the Company and to the Members. The resignation of any Member Representative will take effect upon receipt of that notice by the Company or at such later time as is specified in the notice. Acceptance of the resignation is not necessary to make it effective.

Section 6.4 Certain Powers Reserved to the Governance Board.

The Governance Board has the power to delegate to one or more Officers the powers and authority necessary for the day to day operation of the business of the Company; provided, however, the powers and authorities set forth in Schedule 6.4 may not be delegated and are reserved exclusively to the Governance Board.

Section 6.5 Decisions Reserved to a Single Member’s Representative

Notwithstanding anything to the contrary in this LLC Agreement:

(a) A decision to exercise or enforce any rights of the Company against NatureWorks or any of its Subsidiaries (including any action under the Guarantee or the institution and conduct of mediation or arbitration proceedings and the right to select any LLC-appointed arbitrator) may be made by Sinoven-appointed Member Representatives on behalf of the Company without the consent of the NatureWorks-appointed Member Representatives.

(b) A decision to exercise or enforce any rights of the Company against Sinoven or any of its Subsidiaries (including the institution or conduct of litigation, mediation or arbitration proceeding and the right to select any LLC-appointed arbitrator) may be made by the NatureWorks appointed Member Representatives on behalf of the Company without the consent of the Sinoven appointed Member Representatives.

16
* Confidential treatment requested

Section 6.6 Board Committees.

The Governance Board may, by resolution, (i) establish committees of the Governance Board; (ii) define the roles, responsibilities and authorities of those committees and (iii) delegate its decision-making authority on any matter to one or more of the committees of the Board. The Governance Board shall approve each such appointment.

Article VII.

MEETINGS OF THE GOVERNANCE BOARD

Section 7.1 Regular, Special and Telephonic Meetings.

(a) Regular Meetings. Meetings of the Governance Board will be held at least four (4) times a year (unless the Governance Board decides otherwise) at such times and places as is, from time to time, determined annually by the Governance Board. If no designation is made, the place of the meeting will be the principal place of business of the Company.

(b) Special Meetings. Special meetings of the Governance Board may be held at any time and place upon the request of any Member Representative.

(c) Telephonic Meetings. Member Representatives may participate in a meeting of the Governance Board by means of conference telephone, videoconference or similar communications equipment if individuals participating can hear each other. Such participation will be deemed to constitute presence in person at such meeting except when the Member attends solely for the purpose of objecting to the transaction of any business on the grounds the meeting was not lawfully called.

Section 7.2 Meetings/Waiver of Notice

(a) Regular Meeting. Written notice (including facsimile transmission) thereof together with an agenda and any supporting materials will be provided to each Member Representative not less than ten (10) and no more than thirty (30) days before the date of each regular meeting.

(b) Special Meeting. Any Member Representative may call a special meeting. Reasonable oral (including by telephone) or written notice (including by e-mail or facsimile transmission) thereof, together with the purpose for which the special meeting is called, will be given by the Member Representative(s) calling the meeting, not later than seventy-two (72) hours before the special meeting.

17
* Confidential treatment requested

(c) Waiver of Notice. When any notice is required to be given to Member Representatives, a written waiver of notice signed by a Member Representative will excuse the requirement to give notice to that Member Representative. Attendance of a Member Representative at a meeting will also constitute a waiver of notice by such Member Representative except when the Member Representative attends solely for the purpose of objecting to transaction of any business on the grounds the meeting is not lawfully called.

(d) Action Without Meeting. Any action required or permitted to be taken at any meeting of the Governance Board may be taken without a meeting, without prior notice and without vote if the action is evidenced by one or more written consents describing the action to be taken, signed by all Member Representatives. Action taken under this is effective when all Member Representatives have signed the consent, unless the consent specifies a different effective date.

(e) Company Minutes. The decisions and resolutions of the Governance Board and the Members shall be reported in minutes which shall record the date, time and place of the meeting (or the effective date of the result of such voting) or written consent in lieu of a meeting, those minutes shall be kept in the Company’s minute books with copies provided to each Member. Such minutes shall be subject to the confidentiality restrictions contained in the Operative Agreements.

Section 7.3 Quorum/Voting.

(a) Attendance of all Member Representative will constitute a quorum for the transaction of business at any meeting of the Governance Board. Each Member Representative is entitled to one vote. If a quorum is not present at any meeting of the Governance Board, then any Member Representative present may adjourn the meeting for a period not to exceed thirty (30) days, from time to time, without notice, other than announcement at the meeting, until a quorum is present. At an adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting originally noticed.

18
* Confidential treatment requested

(b) If a quorum is present, then the unanimous vote of all of the Member Representatives will be the act of the Governance Board.

Section 7.4 Compensation.

The Company will pay no compensation to any Member Representative but Member Representatives will be reimbursed for their reasonable out-of-pocket expenses incurred in performance of their duties and responsibilities to the Company.

Section 7.5 Conflicts, Disclosures of Interest.

(a) All Member Representatives will, upon appointment and annually thereafter, provide to the Secretary of the Company and each Member, a notice of all Entities of which they are officers, directors or managers or in which they are otherwise interested, together with a brief description of such interest. Member Representatives shall not be required to devote their full time and efforts to the Company, but only so much of their time and efforts as is reasonably necessary to perform their duties and responsibilities to the Company. The Member Representatives may engage for their own accounts and for the accounts of their Members and other Member Representatives in any business activities or ventures.

(b) A Member Representative must agree not to disclose (i) to a Member or its Affiliates, any Competitive Information of the Company with respect to a “competing product” or a “competing service” and (ii) to the Company, any Competitive Information with respect to any “competing product” or “competing service” of a Member or its Affiliates. A Member Representative that has direct responsibility for Competitive Information related to a product or a service reasonably determined by such Member Representative to be a “competing product” or a “competing service” shall disclose such fact to the Members and the other Member Representatives. In such event, the Company shall not be required to give access to or disclose to that Member Representative or the Member which appoints that Member Representative the following confidential information directly relating to the “competing product” or the “competing service:”

(i)	current or prospective pricing or bidding information;

(ii)	current or future cost information;

(iii)	current or future marketing plans; or

19
* Confidential treatment requested

(iv)	projected output or plans to expand or reduce output.

Article VIII.

OFFICERS/SENIOR MANAGERS

Section 8.1 Designation of Officers and Senior Managers.

(a) The Governance Board will elect or appoint (i) the officers of the Company listed in Schedule 8.2 and (ii) such other officers as may be designated by the Governance Board in accordance with Section 6.4 (“Officers”). The Officers will be responsible for the day to day operations of the Company, subject to the overall direction and control of the Governance Board. An Officer of the Company shall not be considered to be an employee of the Company solely by reason of holding such office.

Section 8.2 Duties and Authority of Officers.

Except as modified by the Governance Board, the duties and authorities of the Officers are as set forth in Schedule 8.2.

Section 8.3 Tenure of Officers and Senior Managers.

(a) Tenure. Each Officer will hold office until the earlier of the appointment of a successor, or the resignation, death or removal of that Officer.

(b) Removal. The Governance Board may remove any Officer at any time, with or without cause, by the unanimous vote of the Governance Board; provided, however, that nothing contained herein shall limit any rights of any Officer under any employment agreement which such Officer may have entered into with the Company.

(c) Resignation. Any Officer may resign at any time by giving written notice to the Governance Board and the General Manager. A resignation to take effect upon receipt by the Governance Board and General Manager of that notice or at such later time as is specified in the notice. Acceptance of the resignation is not necessary to make it effective.

20
* Confidential treatment requested

(d) Vacancies. The Governance Board in accordance with Section 8.1(a) will fill a vacancy, however created, in any Officer position. The General Manager may make recommendations to the Governance Board of individuals to fill those vacancies.

Section 8.4 Disclosure of Interest.

All Officers will, upon appointment and annually thereafter, provide to the Secretary of the Company and each Member, notice of all Entities of which they are officers, directors or managers or in which they are otherwise interested, together with a brief description of such interest.

Article IX.

LIMITATIONS OF LIABILITY AND INDEMNIFICATION

Section 9.1 Limitation of Liability.

Unless otherwise agreed to by a Member in accordance with the provisions of Section 18-303(b) of the Act, the liability of each Member, each Member Representative and each Officer will be limited as set forth in this LLC Agreement and the Act. Except to the extent of their respective Capital Contributions, no Member (or any of its Member Representatives) will be obligated for any debt, loss, liability or obligation of the Company to a Member or Third Party, whether arising in contract, tort or otherwise solely by reason of being a Member or a Member Representative of the Company. No Member will be liable for any Damages to any other Member except to the extent caused by the Member’s breach of this LLC Agreement or of any of the Operative Agreements, and then only to the extent explicitly provided herein or therein.

Section 9.2 Transactions with Affiliates

The Company shall not enter into, amend, modify or subject to waiver any transaction or contract, or series of related transactions and contracts with any Member or any Affiliate of any Member, unless the transaction, contract, amendment, modification or waiver is approved by a unanimous vote of (a) disinterested Members, or (b) Member Representatives not appointed by the interested Member. The provisions of this section shall not apply to the entry of the Company into, or execution by the Company of, any of the Operative Agreements on the date hereof.

21
* Confidential treatment requested

Section 9.3 Responsibility of Member Representatives and Officers; Limitation of Liability.

(a) Except as otherwise provided in this section, Member Representatives and Officers will perform their duties in good faith and to the best of their abilities in a manner reasonably believed to be in the best interests of the Company, and with such care as an ordinarily prudent person, in a like position, would use under similar circumstances. Member Representatives may take into account the interests of the Member which appointed such Member Representative in making decisions or otherwise acting on behalf of the Company and will not be liable if any such decisions or actions are not in the best interests of the Company, unless such decision or action constituted fraud or willful misconduct.

(b) A Member Representative will, in the performance of his/her duties, be fully protected in relying, in good faith, on (i) the records or books of account of the Company, (ii) reports made to the Company, (iii) information supplied to such Member Representative by the Officers, any independent certified public accountant or an appraiser or other expert selected with reasonable care by the Governance Board, (iv) the advice of legal counsel for the Company or (v) other records of the Company. The above are only examples of when a Member Representative may be deemed to have met the applicable standard of conduct set forth in this Section and is not an exclusive list.

(c) A Member Representative in no way guarantees the return of the Capital Contributions of a Member or a profit for the Members from the operations of the Company.

(d) A Member Representative will not be liable to the Company or to any Member for any Damages incurred by the Company or any Member, except to the extent such Damages directly result from acts or omissions that (i) constitute a failure of such Member Representative to act in accordance with the standard of conduct set forth in this Section or (ii) are outside the scope and authority of that Member Representative in which case, the Member Representative and the Member who appointed that Member Representative will be liable for, and will indemnify, defend, and hold harmless the Company, the other Member(s) and their appointed Member Representative(s) from, any Damages suffered by the Company, that Member or its appointed Member Representative(s).

22
* Confidential treatment requested

Section 9.4 No Exclusive Duty.

Member Representatives will not be required to manage the Company as their sole and exclusive function and they may have other business interests and may engage in other investments or activities in addition to those relating to the Company. The Company will not have any right, by virtue of this LLC Agreement, to share or participate in such permitted business interests, investments or activities of a Member Representative, or to the income or proceeds derived therefrom. No Member Representative will incur liability to the Company or to any Member solely by reason of engaging in any such permitted business, investment or activity.

Section 9.5 Company Indemnification and Insurance.

(a) Except for acts or omissions of a Member Representative or an Officer outside the scope of authority of such Member Representative or Officer, or failing to meet the standard of conduct set forth in Section 9.3 the Company will indemnify, to the fullest extent permitted by Law and the Act, any current or former Member Representative or Officer who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or for the right of the Company), by reason of the fact that such person:

(i)	is or was a Member Representative or Officer or

(ii)	is or was serving at the request of the Company as a member, member representative, director, officer, employee or agent of another Entity from and against expenses (including reasonable and documented attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such individual in connection with that action, suit or proceeding; provided that such individual acted in accordance with the standards set forth in Section 9.3 and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful.

23
* Confidential treatment requested

(b) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that a Member Representative or Officer did not act in accordance with the standards set forth in Section 9.3.

(c) The Company will indemnify any Member Representative or Officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a Member Representative or Officer, against expenses (including reasonable and documented attorneys’ fees and expenses) actually incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in accordance with the standards set forth in Section 9.3; except that no indemnification will be made in respect of any claim, issue or matter as to which such Member Representative or Officer has been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, that Member Representative or Officer is fairly and reasonably entitled to indemnity for such expenses which the court will deem proper.

(d) Any indemnification under this Article IX (unless ordered by a court) will be made by the Company only as authorized in the specific case upon a determination that indemnification of the Member Representative or Officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 9.3. Such determination will be made by a unanimous vote of the Governance Board. However, if a Member Representative or Officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding brought by or in the right of the Company, or in defense of any claim, issue or matter therein, he or she will be indemnified against expenses (including attorneys’ fees and expenses) actually and reasonably incurred and documented by him or her in connection therewith, without the necessity of authorization in the specific case.

24
* Confidential treatment requested

(e) Expenses incurred by any current or former Member Representative or Officer in defending or investigating a civil or criminal threatened or pending action, suit or proceeding may, upon a decision made in accordance with this Section, be paid by the Company in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Member Representative or Officer to repay such amount if it ultimately is determined that the Member Representative or Officer is not entitled to be indemnified by the Company as authorized in this Section.

(f) The Company may purchase and maintain insurance on behalf of any individual who is or was (i) a Member Representative or Officer of the Company, or (ii) serving at the request of the Company as a member, member representative, director, officer, employee or agent of another Entity against any liability asserted against and incurred by such individual in any of these capacities, whether or not the Company would have the obligation to indemnify such individual under this LLC Agreement.

(g) The indemnification and advancement of expenses provided by, or granted pursuant to, this LLC Agreement will, unless otherwise restricted when authorized or ratified (i) continue as to an individual who has ceased to be a Member Representative or Officer and (ii) inure to the benefit of the heirs, executors and administrators of such individual.

(h) Any repeal, amendment or modification of this Article IX will not affect any rights or obligations then existing between the Company and individuals entitled to the benefits of this Article IX with respect to any events or circumstances then existing whether or not any action, suit or proceeding is then pending or subsequently brought.

(i) The Company may, but shall have no obligation, to the extent authorized from time to time by the Governance Board and permitted by the Act, provide rights to indemnification and to the advancement of expenses to other employees and agents of the Company similar to those conferred to Member Representatives and Officers in this LLC Agreement

25
* Confidential treatment requested

Article X.

ALLOCATIONS AND DISTRIBUTIONS

Section 10.1 Allocations of Net Profits and Net Losses from Operations.

(a) After giving effect to the special allocations set forth in Section 10.2, the Net Profits of the Company for each Fiscal Year will be allocated in the following order and priority:

(i)	First, to the Members in proportion to their Membership Interest Percentages to offset prior allocations of Net Losses pursuant to Section 10.1(b)(i) to the extent such allocations have not been so previously offset; and

(ii)	Second, to the Members in proportion to their Membership Interest Percentages.

(b) Subject to Section 10.2, the Net Losses of the Company for each Fiscal Year will be allocated to the Members in proportion to their Membership Interest Percentages.

Except as otherwise required by the last sentence of this Section 10.1(b), no allocations of loss, deduction, and/or expenditures described in Code §705(a)(2)(B) will be charged to the Capital Accounts of any Member if such allocation would cause such Member to have an Adjusted Deficit Capital Account. The amount of the loss, deduction, and/or Code §705(a)(2)(B) expenditure which would have caused a Member to have an Adjusted Deficit Capital Account will instead be charged to the Capital Account of any Members which would not have an Adjusted Deficit Capital Account as a result of the allocation, in proportion to their positive Capital Accounts (after giving effect to the adjustments described in the definition of Adjusted Deficit Capital Account), or, if no such Members exist, then to the Members in accordance with their Percentage Interests.

(c) Subject to any specific requirements to the contrary, the general allocation rules for Net Profits and Net Losses of the Company will be as follows:

(i)	Allocations to reverse prior allocations pursuant to Section 10.1(a)(i) will reverse the earliest prior allocations first, and, if prior

26
* Confidential treatment requested

allocations arising in the same Fiscal Year that are subject to reversal exceed the current Fiscal Year allocations that remain to reverse prior allocations, the remaining current Fiscal Year allocations will be deemed to reverse the prior allocations for each Member pro rata in accordance with such Member’s prior Fiscal Year allocations.

(ii)	All allocations of Net Profits and Net Losses will be deemed to be comprised of a proportionate share of all items comprising those Net Profits and Net Losses.

Section 10.2 Special Allocations.

(a) If any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations. §1.704-1(b)(2)(ii)(d)(4), (5), or (6), which create or increase an Adjusted Deficit Capital Account of the Member, then items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year) will be specially allocated to the Capital Account of the Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Deficit Capital Account so created as quickly as possible; provided, however, that an allocation pursuant to this Section 10.2(a) will be made only if and to the extent that such Member would have an Adjusted Deficit Capital Account after all other allocations provided for in Section 10.2 have been tentatively made as if this Section 10.2(a) were not in this LLC Agreement. It is the intent that this Section 10.2(a) be interpreted to comply with the alternate test for economic effect set forth in Treasury Regulations §1.704-1(b)(2)(ii)(d).

(b) If any Member would have a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount that the Member is obligated to restore to the Company under Treasury Regulations. §1.704-1(b)(2)(ii)(c), and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations. §§1.704-2(g)(1) and 1.704-2(i)(5), then such Member will be specially allocated items of Company income (including gross income) and gain in the amount of the excess as quickly as possible; provided, however, that an allocation pursuant to this Section 10.2(b) will be made only if and to the extent that such Member would have

27
* Confidential treatment requested

a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 10.2 have been made as if Section 10.2(a) hereof and this Section 10.2(b) were not in this LLC Agreement.

(c) Except as otherwise provided in Treasury Regulations. §1.704-2(f), and notwithstanding any other provision of Section 10.2, if there is a net decrease in Company Minimum Gain during any Fiscal Year, then each Member will be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations. §1.704-2(g). Allocations pursuant to the previous sentence will be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated will be determined in accordance with Treasury Regulations. §§1.704-2(f)(6) and 1.704-2(j)(2). This Section 10.2(c) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations. §1.704- 2(f) and will be interpreted consistently therewith.

(d) Except as otherwise provided in Treasury Regulations. §1.704-2(i)(4), notwithstanding any other provision of Section 10.2, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, then each Entity which has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations. §1.704-2(i)(5), will be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations. §1.704-2(i)(4). Allocations pursuant to the previous sentence will be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated will be determined in accordance with Treasury Regulations. §§1.704-2(i)(4) and 1.704-2(j)(2). This Section 10.2(d ) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations. §1.704-2(i)(4) and will be interpreted consistently therewith.

28
* Confidential treatment requested

(e) Nonrecourse Deductions for any Fiscal Year will be specially allocated to the Members in the proportions they share Net Profits pursuant to Section 10.1(a)(ii).

(f) Any Member Nonrecourse Deductions for any Fiscal Year will be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which those Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations. §1.704-2(i)(1).

(g) To the extent an adjustment to the adjusted tax basis of any Property pursuant to Code §734(b) or Code §743(b) is required, pursuant to Treasury Regulations §1.704-1(b)(2)(iv)(m)(2) or §1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its Membership Interest in the Company, the amount of that adjustment to Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and that gain or loss will be specially allocated to the Member in accordance with its Membership Interest in the Company in the event that Treasury Regulations §1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event that Treasury Regulations §1.704-1(b)(2)(iv)(m)(4) applies.

(h) For purposes of determining the Net Profits, Net Losses, or any other items allocable to any period, Net Profits, Net Losses, and any such other items will be determined on a daily, monthly, or other basis, as determined by the Tax Matters Partner using any permissible method under Code §706 and the Treasury Regulations thereunder.

(i) The Members are aware of the income tax consequences of the allocations made by this Article X and hereby agree to be bound by the provisions of this Article X in reporting their allocations of Company income and loss for income tax purposes.

(j) Solely for purposes of determining the proportionate share of a Member of the “excess nonrecourse liabilities” of the Company within the meaning of Treasury Regulations §1.752-3(a)(3), each interest of a Member in the profits of the Company will be the Membership Interest Percentage of that Member.

29
* Confidential treatment requested

(k) To the extent permitted by Treasury Regulations §1.704-2(h)(3), the Members will endeavor to treat distributions as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt only to the extent that those distributions would cause or increase an Adjusted Deficit Capital Account for any Member.

(l) Except as otherwise provided in this Section 10.2(l), each item of income, gain, loss and deduction of the Company for federal income tax purposes shall be allocated among the Members in the same manner as such items are allocated for book purposes under this Article X. In accordance with Code §704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company will, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for Federal income tax purposes and its initial Gross Asset Value.

In the event the Gross Asset Value of any Property is adjusted pursuant to paragraph (b) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to that asset will take into account any variation between the adjusted basis of that asset for Federal income tax purposes and its Gross Asset Value in the manner provided in Treasury Regulations. §1.704-3(c).

The Members will make any elections or other decisions relating to allocations under this Section 10.2(l) in a manner that reasonably reflects the purpose and intention of this LLC Agreement.

Allocations pursuant to this Section 10.2(l) are solely for purposes of federal, state, and local taxes and will not affect, or in any way be taken into accounting or computing, any Member’s Capital Account or share of Net Profits, Net Losses, other items, or distributions pursuant to any provision of this LLC Agreement.

Section 10.3 Distributions.

(a) Except as provided in Section 10.4, all distributions will be made to the Members in proportion to their Membership Interest Percentage, as and if agreed annually by the Governance Board, based on the Annual Business Plan and Budget for the Company’s forthcoming Fiscal Year.

30
* Confidential treatment requested

(b) All amounts withheld pursuant to the Code or any provisions of state or local tax Law from any distribution to the Members from the Company will be treated as amounts distributed to the relevant Member or Members pursuant to this Section 10.3.

Section 10.4 Limitations Upon Distributions.

Anything in this LLC Agreement to the contrary notwithstanding, no distribution will be made to a Member if:

(a) Such Member has an Adjusted Deficit Capital Account, or if such distribution would cause such Member to have an Adjusted Deficit Capital Account.

(b) After giving effect to the distribution, the fair value of the liabilities of the Company exceeds the fair value of all assets of the Company, excluding those liabilities (i) to Members on account of their Capital Accounts, and (ii) for which the recourse of creditors is limited to specified Property, but then also excluding that Property from the calculation of assets. The fair market value of Property that is subject to a liability for which the recourse of creditors is limited will be included in the assets of the Company only to the extent the fair market value of that Property exceeds that liability;

(c) The distribution would violate the provisions of §18-607 of the Act or any other Law; or

(d) The distribution would violate the provision of any instrument evidencing loans made to the Company by Third Party financial institutions.

Section 10.5 Restoration of Funds.

Except as otherwise provided by Law, no Member will be required to restore to the Company any funds properly distributed to it pursuant to this LLC Agreement. A Member will not be required to restore a deficit balance in its Capital Account or to lend any funds to the Company, except as otherwise provided herein or in the other Operative Agreements.

Section 10.6 Assignees not Admitted as Substituted Partners.

Except as required by Law, an assignee of a Membership Interest or any part thereof who does not become an additional or substituted Member in accordance with

31
* Confidential treatment requested

Article XII, will, to the extent of the Membership Interest Percentage assigned, be entitled to such Member’s allocation of the Net Profits and Net Losses and distributions, but will have no right, until such assignee does become an additional or substituted Member pursuant to Article XII, to require any information or account of the Company’s business or transactions, to inspect the Company’s books and records, to vote on any of the matters as to which a Member would be entitled to vote under this LLC Agreement or otherwise.

Section 10.7 Priority and Return of Capital.

Except as otherwise expressly provided in this LLC Agreement, no Member will have priority over any other Member either for the return of Capital Contributions or for Net Profits, Net Losses, or distributions. This Section and the rest of Article X will not apply to loans (as distinguished from Capital Contributions) that a Member has made to the Company in accordance with this LLC Agreement.

Article XI.

BUSINESS PLANS, BUDGETS AND OPERATIONS; BOOKS AND RECORDS; AUDITS; TAX RETURNS AND TAX MATTERS

Section 11.1 Business Plans and Budgets.

The Company will prepare, at least sixty (60) days prior to the commencement of each Fiscal Year subsequent to its first Fiscal Year, an annual business strategic plan (including a risk management plan) and an annual budget (the “Annual Business Plan and Budget”) for the Company for such Fiscal Year. Each Annual Business Plan and Budget will describe the short term and long term strategic business plan of the Company and include budgets for the estimated capital, operating and other expenditures required in connection with, and estimated receipts from, the activities of the Company for the period covered by each Annual Business Plan and Budget. Each Annual Business Plan and Budget approved by the Governance Board will remain operative until amended by the Governance Board or until a subsequent Annual Business Plan and Budget has been approved. If the Governance Board does not approve an Annual Business Plan and Budget for any Fiscal Year, the business of the Company will be conducted substantially

32
* Confidential treatment requested

in accordance with the most recently approved Annual Business Plan and Budget. In the event the most recently approved Annual Business Plan covers less than a one year period, the approved Annual Business Plan will be prorated to a 12 month period in order to be applied to the Fiscal Year in question.

Section 11.2 Business Operations.

(a) Business Conduct Policies. Company will comply with the Members’ business policies related to business conduct/ethics (in NatureWorks’s case, the Guiding Principles) as well as policies related to employee health and safety, environment, food and product safety and intellectual property. The Company will establish a corporate compliance program to be approved by the Governance Board. The corporate compliance program must include, among other things, a requirement that designated employees sign an annual compliance certificate. To the extent required Law, by Company will comply with the Sarbanes-Oxley Act of 2002 and the Foreign Corrupt Practices Act of 1977.

(b) Insurance. The Company shall maintain the types and limits of insurance listed in Schedule 11.2(b) in accordance with the requirements and conditions set forth in that Schedule, unless otherwise directed by the Governance Board. The Company shall provide annually, on or before January 15th, a report of insurance coverage (including the insurer’s name(s), each policy’s period and limits, applicable deductibles and a brief coverage commentary) to each of the Members.

Section 11.3 Books and Records.

(a) The Company will keep accurate complete books and accounts showing its assets and liabilities, operations, transactions and financial condition.

(b) The Company will maintain, at minimum, the following books, accounts, records and other information:

(i)	A current list of the full name and last known business, residence, or mailing address of each past and present Member, Member Representative, and Officer;

33
* Confidential treatment requested

(ii)	A copy of this LLC Agreement, each of the Operative Agreements and the Certificate of Formation of the Company and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

(iii)	Copies of the federal, state, and local income tax returns and reports of the Company and all supporting work papers, if any, for ten (10) years after the due date for filing (including extensions) the Company’s annual or short period tax returns;

(iv)	Copies of the currently effective written agreements of the Company, copies of any writings permitted or required with respect to any past, present or future obligation of a Member to contribute cash, property, or services (together with any written information regarding the description and agreed value of any such property or services), and copies of books and records of account and any financial statements of the Company;

(v)	Copies of the financial statements and other reports referred to in Section 11.4 and all supporting work papers;

(vi)	Minutes of every meeting of the Members;

(vii)	Minutes of every meeting of the Governance Board;

(viii)	Any written consents obtained from Members or Member Representatives for actions taken by Members or the Governance Board without a meeting;

(ix)	Originals or copies of the insurance policies purchased by the Company; and

(x)	Such other books and records as may be required to be maintained or filed by the Act or any other Law; or which a Member may reasonably request be kept by the Company.

34
* Confidential treatment requested

Section 11.4 Financial Statements and Other Periodic Reports.

(a) All financial statements will present fairly the financial position and results of operations and cash flow of the Company and will be prepared on an accrual basis in accordance with GAAP.

(b) The Company will cause to be prepared and delivered to each Member:

(i)	No later than fifteen (15) business days after the end of each fiscal quarter, (A) an unaudited balance sheet as of the end of that quarter, (B) an income statement and a statement of cash flow for that quarter and for the period from the beginning of the Fiscal Year to the end of that quarter, and (C) an updated forecast for the remaining periods of the Fiscal Year, together with such other financial statements and information as may be reasonably requested by a Member, including any information required to enable a Member or any of its Affiliates to prepare quarterly and annual reports to be filed pursuant to any Law;

(ii)	No later than sixty days (60) days following the end of each Fiscal Year of the Company, an audited balance sheet and income statement of the Company for that Fiscal Year, together with such other audited financial statements as may be requested by a Member; and

(iii)	No later than January 15 of each year, executive summaries of the Companies insurance coverage for that year shall include insurer name, policy period and limits, applicable deductibles, brief coverage commentary and such other information reasonably requested by a Member.

(c) Operating Reports. Within five days after the end of each month, the Company will deliver to each of the Members, monthly reports generally summarizing the operations of the Company over the past month. All such reports may be in a form (including daily report formats) agreed by the Members. Each calendar quarter or in advance of each regularly scheduled Board meeting, a more formal report will be provided to the Member Representatives containing such information as the Members may reasonably request.

35
* Confidential treatment requested

Section 11.5 Where Maintained; Access.

(a) The books, accounts and records of the Company (including those described in Sections 11.1, 11.2, 11.3 and 11.4) will, at all times, be maintained at the principal office of the Company or such other location as designated by the Governance Board. Each Member and its duly authorized representatives will, at all reasonable times, have access to and may inspect and copy (at its own cost and expense) the books, accounts and records of the Company. The Company will maintain its books, accounts and records in accordance with a record retention schedule approved by the Members. Without limiting the foregoing, it is expressly agreed that each Member will have the opportunity (at its own cost and expense) to obtain a complete set of the documents described in Sections 11.3(b) prior to their destruction and upon dissolution of the Company.

(b) The Company will cooperate fully with Members to facilitate a Member’s access to, copying of and, auditing of the books, records and accounts of the Company.

Section 11.6 Audits.

Each Member may, at its option and expense, conduct internal audits of the (a) books, records (including those relating to Member or Company intellectual property) and accounts of the Company, (b) information protection policies and practices and (c) other business processes. Member audits will be conducted by employees of the Member or an Affiliate of the Member, or by independent accountants retained by the auditing Member, provided such independent accountants are bound by confidentiality obligations in respect of the Company’s Confidential Information at least as stringent as those to which the Members are bound by under this LLC Agreement or the Master Confidentiality Agreement. The timing of any Member audit(s) will be subject to the approval of the Governance Board, which approval will not be unreasonably withheld.

36
* Confidential treatment requested

Section 11.7 Company Bank Accounts; Investments.

Capital Contributions, revenues and any other Company funds shall be deposited by the Company in one or more bank accounts established in the name of the Company at such financial institution(s) as may be approved by the Governance Board, or shall be invested by the Company, in accordance with parameters established by the Governance Board, in furtherance of the purposes of the Company. Except as may otherwise be provided in any other Operative Agreement or approved by the Governance Board: (i) no other funds shall be deposited into Company bank accounts or commingled with Property and (ii) funds deposited in the Company’s bank accounts may be withdrawn only to be invested in furtherance of the Company’s purposes, to pay Company debts or obligations or to be distributed to the Members pursuant to this LLC Agreement.

Section 11.8 Tax Matters Partner.

(a) The Company will (i) prepare or cause to be prepared, all federal, state, and local tax returns and statements required to be filed by the Company by applicable Law, (ii) unless the Governance Board determines that any such returns need not be submitted to the Members, submit such returns and statements to the Members for their approval prior to filing, and (iii) when approved by the Members, make timely filing thereof. Returns, statements and other pertinent information for a given Fiscal Year, will be prepared and submitted to the Members for examination no less than thirty (30) days prior to the date the Tax Return for such Fiscal Year must be filed. In addition, the Company will cause to be furnished to the Members, no less than thirty (30) days prior to the date the Member’s Tax Return is due, a report for that Fiscal Year setting forth all data and information regarding the business of the Company as may be necessary to enable the Company and each Member to prepare its federal, state and local tax returns.

(b) If a Member disagrees with the proposed treatment of any item on a proposed tax return of the Company, then such Member must give written notice to the Company. The Members agree to use their good faith reasonable efforts to resolve any disputes with respect to the proposed treatment of any item on a Tax Return of the Company prior to the required filing date thereof. Nothing in this Agreement will prevent any Member from filing its tax returns in a manner inconsistent with the returns of the Company (in accordance with applicable provisions of the Code and Treasury Regulations) in the event such dispute is not resolved.

37
* Confidential treatment requested

(c) No Member will file, pursuant to Section 6222(b) of the Code a notification of inconsistent position without first notifying the Member who is not the Tax Matters Partner (the “Other Member”).

(d) NatureWorks will be specially authorized to act as the Tax Matters Partner of the Company, and in any similar capacity under any Law. The Tax Matters Partner will take no material action in that capacity, including, but not limited to, submitting any written material to any taxing authority, settling or offering to settle any controversy, filing a petition for adjustment or readjustment of a partnership item, or selecting the Company’s choice of litigation forum in a tax controversy, without the written authorization or consent of the Other Member, other than that action the Tax Matters Partner may be required to take by Law. Notwithstanding any other provision of this Section 11.8, tax elections, including but not limited to elections relating to depreciation, will be made only as agreed to by the Tax Matters Partner and the Other Member. The Tax Matters Partner will use its good faith reasonable efforts to comply with the responsibilities outlined in Sections 6221 through 6233 of the Code, and the Treasury Regulations thereunder, but in doing so will incur no liability to the Other Member. The Other Member agrees to cooperate with the Tax Matter Partner’s efforts to comply with Sections 6221-6233. Each of the Company and the other Members agrees to indemnify and hold harmless the Tax Matter Partner with relation to any action undertaken by the Tax Matter Partner, in good faith, as Tax Matters Partner other than for willful misconduct or gross negligence in the performance of its duties. So long as any NatureWorks remains a Member, NatureWorks may be removed and replaced as Tax Matters Partner only by action of the Governance Board; provided that (i) NatureWorks may resign as Tax Matters Partner by thirty (30) days advance notice to the Other Member and (ii) the Governance Board shall appoint a Tax Matters Partner effective at such time as NatureWorks otherwise becomes ineligible to serve as Tax Matters Partner under the applicable provisions of the Code and Treasury Regulations.

38
* Confidential treatment requested

(e) The Tax Matters Partner will not enter into any extension of the period of limitations for making assessments on behalf of the Company or the Other Member without first obtaining the written consent of the Other Member.

(f) The Tax Matters Partner will keep the Other Member fully advised of the status of any audit, appeal or litigation and will supply the Other Member with copies of any written communications received from the Internal Revenue Service or other taxing authority within ten (15) days of receipt thereof, and will, at least fifteen (15) days prior to submitting any materials to the Internal Revenue Service or other taxing authority, provide such materials to the Other Member for its approval. Each Member and its representatives will be entitled to attend and participate in any meeting or telephone conference call with the Internal Revenue Service, or other taxing authority.

(g) No Member will file, pursuant to Section 6227 of the Code, a request for an administrative adjustment for Company items for any Fiscal Year without first notifying the other Member. If the non-requesting Member agrees with the requested adjustment, then the Tax Matters Partner will file the request for administrative adjustment on behalf of the Company. If unanimous consent of all Members is not obtained within thirty (30) days from receipt of notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Member, including the Tax Matters Partner, may file a request for administrative adjustment on its own behalf.

(h) Any Member intending to file a petition under Section 6226(b), 6228(b) or other Section of the Code with respect to any item or other matter involving the Company will notify the other Member of its intention and the nature of the contemplated proceeding. If any Member intends to seek review of any court decision rendered as a result of a proceeding instituted under the provisions of this Section 11.8(h)., that Member must notify the other Member of its intended action.

(i) The Tax Matters Partner may not bind the Other Member to a settlement agreement with the Internal Revenue Service or other taxing authority without first obtaining the Other Member’s written concurrence. For purposes of this Section 11.8(i), the term “settlement agreement” includes a settlement agreement at either an administrative or judicial level. Any Member that enters into an approved settlement agreement with

39
* Confidential treatment requested

respect to any Company items (within the meaning of the term “partnership items” in Section 6231(a)(3) of the Code) will notify the other Member of that settlement agreement and its terms within ten (10) days after the settlement.

(j) The provisions of this Section 11.8 which relate to the Fiscal Years prior to the dissolution of the Company or a Transfer of a Member’s Membership Interest in the Company will survive the liquidation of the Company or the Transfer of such Member’s Membership Interest in the Company and will remain binding on the Members for a period of time necessary to resolve all federal, state and local tax matters with the Internal Revenue Service, the United States Department of the Treasury and any other tax authority for those Fiscal Years.

Section 11.9 Company Treated As Partnership.

Since the Members intend that the Company will be treated as a partnership for federal state, local and other tax purposes (but only for federal, state, local and other tax purposes), each Member agrees that no Member, Member Representative, Officer or Tax Matters Partner will make an election to treat the Company as anything other than a partnership under Treasury Regulations §3301.7701-1 through 4 without the prior written consent of all of the other Members. None of the Company, the Governance Board, or any Member may make an election for the Company to be excluded from the application of the provisions of Subchapter K of Chapter 1 of Subtitle A of the Code or similar provisions of applicable state Law, and no provision of this LLC Agreement shall be construed to sanction or approve such an election.

Article XII.

TRANSFERS/DEADLOCKS/WITHDRAWAL/NEW MEMBERS

Section 12.1 Transfer Restrictions.

(a) The Membership Interest of each Member is personal property and no Member may, directly or indirectly, Transfer its Membership Interest, except in accordance with the provisions of this Article XII.

(b) Subject to Section 12.7 and so long as the provisions of Sections 12.1 and 12.4 are met, each Member shall be entitled to sell, assign, transfer or convey all (but not less

40
* Confidential treatment requested

than all) of its Membership Interest to an Entity which is an Affiliate of such Member upon notice to the other Member and without the prior consent of the other Member. Pursuant to this paragraph 12.1(b), Sinoven intends, as a wholly-owned subsidiary of BioAmber, to merge itself into BioAmber during calendar 2012. So long as the provisions of this Section 12.1 and Section 12.4 are met, such merger will be considered to be a transfer by Sinoven of its entire Membership Interest in the LLC to an Affiliate hereunder; provided, however, that in connection with such Transfer, BioAmber and NatureWorks will work together in good faith to amend the Operative Agreements to which Sinoven is a Party, as reasonably necessary, to substitute BioAmber for Sinoven as a Party, and to make such other changes are reasonably necessary so that the Operative Agreements have the same effect as if Sinoven was merged into BioAmber prior to formation of the LLC and BioAmber, rather than Sinoven, was the original Party to such Agreements as of the date of the formation of LLC.

(c) No Member may, at any time, Transfer less than all of its Membership Interest without the prior written consent of the other Member, which consent will be in that Member’s sole and absolute discretion.

Section 12.2 Non Deadlock Transfer Provisions.

If either Member (the “Transferring Member”) wishes to Transfer, subject to satisfaction of all conditions in this Article, all (but not less than all) of its Membership Interest, the other Member (the “Non Transferring Member”) will have a right to purchase that Membership Interest, or portion thereof, in accordance with the following:

(a) The Transferring Member will give written notice (the “Offering Notice”) to the Non Transferring Member of the Transferring Member’s desire to Transfer all (but not less than all) of its Membership Interest (the “Offered Interest”).

(b) Within thirty (30) days of the receipt of the Offering Notice, the Non Transferring Member will notify the Transferring Member whether or not it desires to negotiate to purchase all (but not less than all) of the Offered Interest. If the Non Transferring Member fails to notify the Transferring Member within thirty (30) days of the receipt of the Offering Notice that it is willing to negotiate to purchase the Offered Interest, the Non Transferring Member will be deemed to have declined to purchase the Offered Interest.

41
* Confidential treatment requested

(c) For a period of ninety (90) days (the “Transfer Negotiation Period”) after the Offering Notice is received, the Members will, if the Non Transferring Member notifies the Transferring Member it desires to negotiate to purchase the Offered Interest, negotiate, in good faith, in an attempt to mutually agree on a Transfer price and other terms and conditions of any Transfer between them. During the Transfer Negotiation Period, the Transferring Member will make no offers to or solicit offers from any Entity. If the Members agree, in writing, on the Transfer price and the other terms and conditions of the Transfer within the Transfer Negotiation Period, the Transfer of the Membership Interest will occur within sixty (60) days of the date of such written agreement.

(d) If the Non Transferring Member declines to purchase the Offered Interest or the Members cannot agree on transfer price items and conditions in accordance with 12.2(c), the Transferring Member will be entitled, subject to Sections 12.2(e) and 12.2(g), to offer and sell the Offered Interest to any Entity, within a period of one hundred and eighty (180) days after either (i) the date upon which the Non Transferring Member declined or is deemed to have declined to purchase the Offered Interestor (ii) the expiration of the Transfer Negotiation Period, as the case may be. If such sale is not closed within such one hundred and eighty (180) day period, then prior to the sale of any Membership Interest, the Transferring Member will again be required to comply with all the procedures set forth in this Article XII as though no Offering Notice had ever been given.

(e) If the proposed Transfer price to a Third Party Entity is less than the Transferring Member’s last demand price or the proposed Transfer is on other more favorable terms and conditions, the Transferring Member must offer to sell the Offered Interest to the Non Transferring Member at the same Transfer price and on the same terms and conditions as were offered by or to the proposed transferee. This offer must be made in writing and the Non Transferring Member will have thirty (30) days from receipt of the notice to either accept or reject the offer. If the Non Transferring Member fails to notify the Transferring Member within the thirty (30) day period, the Non Transferring Member will be deemed to have declined to purchase the Offered Interest and, subject to 12.2(g), the

42
* Confidential treatment requested

Transferring Member may sell the Offered Interest to the Third Party Entity within the time period set forth in Section 12.2(d). If the Non Transferring Member accepts the offer, the Transfer of the Offered Interest will occur within sixty (60) days of the date of such acceptance.

(f) If any Law requires the prior approval of any governmental Entity to permit an acquisition by the Non Transferring Member or any Third Party Entity of the Offered Interest, the sixty (60) day periods referred to in subsection 12.2(c) and (e) and the 180 day period referred to in subsection 12.2(d) will be extended by such additional period, not in any event to exceed one hundred and twenty (120) days, as may be reasonable in the circumstances to obtain such approvals; provided that the Transferring and Non Transferring Members or the Third Party transferee diligently pursue all reasonable measures to obtain such approval.

(g) If, after having complied with the provisions of this Section 12.2, the Transferring Member may Transfer the Offered Interest to a Third Party Entity, any such Transfer shall be conditional upon the Non Transferring Member having a right of co-sale. Upon the Transferring Member concluding an agreement with a Third Party Entity (the “Purchaser”) for the Transfer of the Offered Interest, the Transferring Member will notify the Non-Transferring Member in writing of the terms and conditions of the proposed Transfer (this notice may be incorporated into the notice that is under Section12.2(e), if the latter is required). The Non Transferring Member will have thirty (30) days from receipt of the notice to notify the Transferring Member that it is exercising its right of co-sale and is requiring the Purchaser to purchase all (but not less than all) the Non Transferring Member’s Membership Interest upon the same terms and conditions as those governing the Transfer of the Offered Interest to the Purchaser. If the Non Transferring Member fails to notify the Transferring Member within the thirty (30) day period, the Non Transferring Member will be deemed to have declined to exercise its right of co-sale. If the Non Transferring Member notifies the Transferring Member within the thirty (30) day period that it is exercising its right of co-sale, the Transferring Member may only Transfer the Offered Interest to the Purchaser if the Purchaser concurrently purchases the Non Transferring Member’s Membership Interest upon the same terms and conditions.

43
* Confidential treatment requested

Section 12.3 Deadlock Provisions.

(a) To the extent the Voting Members are unable to reach an agreement in a timely manner with respect to the items set forth in Schedule 12.3, provided however that (i) such inability to reach an agreement continues for a period of more than six (6 months and (i) the first anniversary of such inability falls after the second (2nd) anniversary of the date of this Agreement, a deadlock shall deemed to have occurred (a “Deadlock”). If a Deadlock arises, senior executives of each Voting Member shall meet and use their reasonable best efforts to resolve the Deadlock within sixty (60) days of the initial written submission of the issue by one Voting Member to the other. If the senior executives agree upon a resolution or disposition of the matter, they shall jointly execute a statement setting forth the term of the resolution or disposition and the Voting Members shall exercise their voting rights and other powers available to them in relation to the Company to procure that the resolution or disposition is fully and promptly carried into effect. If a Deadlock arises which has not been so resolved within the sixty (60) day time frame, each Voting Member will advise the other Voting Member, within thirty (30) days after the Deadlock is reached, whether it wishes (i) to dissolve the Company, (ii) to sell its Membership Interest to the other Member,(iii) to sell its Membership Interest to a Third Party Entity, or (iv) to purchase the Membership Interest of the other Member;

(b) If both Voting Members desire to dissolve the Company and sell the assets of the Company on other than an ongoing concern basis, then the provisions of Article XIII will apply;

(c) If both Voting Members desire to sell their Membership Interests (and the Company as an ongoing concern), then both Voting Members will cooperate in an effort to sell their Membership Interests to a Third Party Entity;

(d) If both of the Voting Members desire to purchase the Membership Interest of the other Voting Member, then each of the Voting Members will, within sixty (60) days after the date the last notice from the Voting Members is given, submit a sealed bid to the independent accountants of the Company (or other mutually acceptable independent Third Party) specifying the price at which said Voting Member is willing to purchase the Membership Interest of the other Voting Member for cash at closing. The Voting Member

44
* Confidential treatment requested

submitting the highest timely bid, as certified by the independent Third Party within two (2) business days after the last timely bid is submitted, will have the right to purchase the Membership Interest of the other Voting Member. The Transfer of such Membership Interest will be closed not later than thirty (30) days following the certification of the highest bid by the independent accountants or other Third Party; and

(e) If one Voting Member wishes to purchase the Membership Interest of the other Member and the other Voting Member opted to sell or dissolve, then for a period of ninety (90) days (the “Deadlock Negotiation Period”) after the date the last notice from the Members is given, the Voting Members will negotiate, in good faith, in an attempt to mutually agree on a Transfer price and other terms and conditions of any Transfer between them. If the Voting Members fail to reach agreement on a Transfer price or terms during the Deadlock Negotiation Period, the Members will attempt to agree on an independent Third Party appraiser of national reputation who then will determine the fair market value of the selling Member’s Membership Interest within sixty (60) days after appointment by the parties. If the Voting Members are unable to agree on an independent Third Party appraiser within ten (10) days after the end of the Deadlock Negotiation Period, each Voting Member will appoint an independent Third Party appraiser of national reputation within ten (10) days after the end of the Deadlock Negotiation Period which appraisers will within ten (10) days of the date of the later of the two was appointed, agree on a third independent Third Party appraiser of national reputation who is qualified to make the fair market value determination and has no material relationship with either NatureWorks or Sinoven or any of their Affiliates. Within sixty (60) days of the appointment of the third independent Third Party appraiser, the three appraisers will report back to the Voting Members with a fair market value of the Membership Interest to be sold that is agreeable to all three appraisers; or, absent agreement of the appraisers, will each report their fair market value assessment and the fair market value at which the Membership Interest will be sold will be the average of the three appraisals. The Transfer of the Membership Interest of the selling Member will be closed not later than thirty (30) days following the final determination of the selling price of such Membership Interest and the purchase price will be fully paid in cash upon the closing of such transaction to the selling Member.

45
* Confidential treatment requested

(f) If one Voting Member wishes to sell its Membership Interests and the Company as an ongoing Entity to a Third Party and the other Voting Member desires to dissolve the Company, the Voting Members will, in good faith, negotiate a resolution. If the Voting Members are unable to negotiate a resolution within thirty (30) days, the Company will be dissolved.

Section 12.4 Conditions to Transfer of Interests.

(a) Even though a Transfer is otherwise permitted in accordance with this Article XII, a Member may not Transfer its Membership Interest (or portion thereof) to any Entity:

(i)	unless a written instrument of Transfer, in form and substance reasonably satisfactory to the other Member(s), is delivered to the Company pursuant to which the transferee of the Membership Interest and its parent company, if applicable, (A) agree to be bound by the terms of this LLC Agreement and all other Operative Agreements, (B)assume all of the duties and obligations of the Transferring Member under this LLC Agreement and all other Operative Agreements, and (C) waives any rights to sovereign immunity; and

(ii)	unless the transferee has delivered to the Company an opinion of counsel, in form and substance reasonably satisfactory to the Company and the other Member with respect to those matters referred to in Subsection (b) of this Section.

(iii)	unless such transferee and its parent, if applicable, execute and deliver such other agreements (including a confidentiality agreement or a guaranty), documents or instruments as the other Member may deem reasonably necessary or advisable in connection with the Transfer; and

(iv)

unless the Company has obtained consents from all Entities required to approve the Transfer and the Transfer will not otherwise result in a material default or a right to accelerate performance under any

46
* Confidential treatment requested

material Contract (including any Contract for Company indebtedness) or other obligation to which the Company is a party or is otherwise bound; and

(v)	unless the Transferring Member or transferee reimburse the Company for all reasonable direct out of pocket costs reasonably incurred by the Company as a result of the Transfer, and, the Transferring Members agrees in writing to indemnify the Company (in a manner which is reasonably satisfactory to the Company) for any other costs to be reasonably incurred by it or any loss or liability accruing as a result of such Transfer.

(b) Notwithstanding any other provision of this LLC Agreement, no Transfer of a Membership Interest or any part thereof may be made by a Member if :

(i)	any required waiting period, including extensions thereof, have not expired;

(ii)	any suit, action or other proceeding is pending or threatened before any court or government agency in which it is sought to restrain or prohibit the proposed Transfer or to obtain substantial damages in connection therewith.

(iii)	the Transfer would result in the violation of any applicable Laws or the order of any court having jurisdiction over the Company or any of its Property;

(iv)	the Transfer would cause a material adverse tax consequence to the Company or any of its Members, or result, directly of indirectly, in the termination of the Company under Section 708 of the Code;

(v)	the Transfer would cause the Company to be classified as an entity other than a partnership for purposes of the Code;

(vi)	the transfer would result in or create a prohibited transaction under ERISA and Section 4975 of the Code, or cause the Company to become a “party in interest” as defined in Section 3 (14) of ERISA

47
* Confidential treatment requested

with respect to any “employee benefit plan” as defined in and subject to ERISA or become a “disqualified Entity” as defined in Section 4975(e)(2) of the Code with respect to any “plan” as defined in Section 4975(e)(1) of the Code, or otherwise result in the holder of a Membership Interest or the assets of the Company being subject to the prohibited transaction provisions of ERISA or the Code; or

(vii)	all necessary regulatory approvals have not been received prior to such Transfer.

Section 12.5 Member Costs.

Each Member will bear the costs of its own Third Party appraiser and one half of the cost of any mutually agreed independent appraiser incurred as a result of a proposed Transfer. Each Member will also bear its own legal and other out of pocket costs incurred as a result of a proposed Transfer.

Section 12.6 Effective Date of Transfer.

The Transfer of all or part of a Membership Interest will become effective on the first day of the month following the satisfaction of all of the conditions set forth in Section 12.4. The Company will, from time to time, as Membership Interests are registered in the name of the transferee on the Company’s books in accordance with the provisions set forth in this Article XII, pay to the transferee all further distributions on account of the Membership Interest Transferred. Until the registration of the Transfer on the Company books, the Company may proceed as if no Transfer had occurred.

Section 12.7 Transfer in Violation of Article XII.

Any Transfer or attempted Transfer of a Membership Interest or any part thereof which is in violation of this Article XII will be null and void; and the Company will not recognize the same for any purpose, including distributions pursuant to Article X with respect to such Membership Interest or part thereof. The Company may enforce the provisions of this Article either directly or indirectly, including through its agents by entering an appropriate stop transfer order on its books or otherwise refusing to register or transfer or permit the registration or transfer on its books of any proposed Transfers not in compliance with this Article.

48
* Confidential treatment requested

Section 12.8 Subsequent Transfers.

A Membership Interest will continue to remain subject to all the provisions of this Article as if that Membership Interest were still owned by its original owner, no matter how many times that Membership Interest has been Transferred. If a Member Transfers some but not all of its Membership Interest, then any subsequent sale of the remainder of its Membership Interest or portion thereof will be subject to all the provisions of this Article.

Section 12.9 Continuing Obligations under this LLC Agreement.

In the event of a Transfer of a Membership Interest or portion thereof to an Entity other than a Member Affiliate, except as provided below, the Transferring Member will be relieved (on a pro rata basis in the case of a sale of a portion of its Membership Interest) from all obligations or liabilities arising under this LLC Agreement in its capacity as owner of that Membership Interest, it being understood that the Transferring Member shall nevertheless remain liable and bound by the other Operative Agreements, to the extent required by and in accordance with their terms. The Transferring Member will not, however, be relieved of:

(a) any obligations or liabilities which have arisen under this LLC Agreement or any of the other Operative Agreements prior or incident to such Transfer including a breach of or default under any of the Operative Agreements;

(b) any obligations to make Capital Contributions under calls that were been made prior to the effective date of the Transfer (unless such obligations are assumed by the transferee in a manner reasonably satisfactory to the non-Transferring Members);

(c) any obligations of confidentiality under the Master Confidentiality Agreement; and

(d) any obligations or liabilities assumed or agreed to as a condition of the Transfer.

49
* Confidential treatment requested

Section 12.10 Withdrawal by a Member; Events of Withdrawal.

(a) No Member may resign or withdraw from the Company without the prior written consent of the other Member(s), which consent may be withheld by each of the other Member(s) in its sole and absolute discretion.

(b) A Member will cease to be a Member upon the Bankruptcy (subject to Section 13.2(a)), dissolution or liquidation of such Member. In the event a Member ceases to be a Member of the Company in accordance with this Section 12.10, that Member will remain liable for any obligations to the Company accrued at the time of such cessation as if it had continued as a Member.

Section 12.11 Additional or Substitute Members.

Any Entity may be admitted to the Company as an additional Member from time to time (a) with the prior written consent of all of the existing Voting Members (which consent will be in their sole and absolute discretion) and (b) in exchange for such Capital Contributions and on such terms and conditions as is agreed to by each of the Voting Members. New Members will receive distributions and allocations of profits and losses as are agreed to by all of the then existing Voting Members.

Article XIII.

DEFAULT/REMEDIES/DISSOLUTION

Section 13.1 Rights of Defaulting Members.

If any event of Default, the defaulting Member, while that Member remains in Default, will not have any voice in the management and operation of the Company, nor have any rights that it would have under the terms of this LLC Agreement to transfer any part of its Membership Interest in the Company. During such time, the non-defaulting Member will have the right to make all of the management decisions for the Company without first having to obtain the consent or approval of the defaulting Member. The Defaulting Member shall also continue to bear its share of any losses of, and be entitled to receive its share of any profits or distributions from the Company, subject to offset as otherwise provided in this Section 13.1.

50
* Confidential treatment requested

Section 13.2 Put Right; Call Right.

If an event of Default has occurred and shall be continuing, the non-defaulting Member shall have the right, exercisable within the time periods specified below, to purchase all, but not less than all, of the Defaulting Member’s Membership Interest at 80% of the Transfer Value of such Membership Interest, or (except in the case of an event of Default due to Bankruptcy) to require the defaulting Member to purchase all, but not less than all of the non-defaulting Member’s Membership Interest at 120% of the Transfer Value of such Membership Interest, in accordance with the following:

(a) A non-defaulting Member may exercise its call right immediately and for a period of 120 days, in case of an event of Default due to the Bankruptcy, dissolution or liquidation of a Member (subject to any necessary extension related to the bankruptcy stay, if applicable); and a non-defaulting Member may exercise its put or call right (i) within sixty (60) days following the date of receipt by the defaulting Member of notice from the Company or a non-defaulting Member that any other event of Default has occurred; if at the time of such exercise a Default is continuing; or, (ii) if the existence of an event of Default has been submitted to arbitration in accordance with Section 14.2, within thirty (30) days after an arbitration panel has determined that an event of Default occurred.

(b) Any Member invoking its put or call right under this Section 13.2 shall so notify the other Member in writing within the applicable time period as set forth in Section13.2(a) and shall have the right at any time to require a determination of Company Value. Within thirty (30) days of the date on which the Transfer Value of the relevant Membership Interests are determined, each Membership Interest to be transferred shall be transferred on the terms set forth herein, by payment of the purchase price for such Membership Interest by wire transfer of immediately available funds against delivery by the selling Member of all documents necessary to fully transfer such Membership Interest, free and clear of all Liens to the purchasing Member.

(c) The Members acknowledge the uncertainty surrounding the calculation of damages in respect of this LLC Agreement and agree that the difference between any purchase price paid and the Transfer Value under this Section 13.2 represents a reasonable measure of damages (i.e., liquidated damages) and not a penalty and shall not be in violation of any provisions contained in Article XIV.

51
* Confidential treatment requested

Section 13.3 Dissolution.

The Company will be dissolved upon the first to occur of:

(a) the consent of all the Members;

(b) the occurrence of any other event specified under the Act as one effecting dissolution; or

(c) a failure of a Member to cure a Default (other than the Bankruptcy of a Member) within thirty (30) days of receiving writing notice of such Default form the other Member unless another Member exercises its put or call right pursuant to Section 13.2, each of the foregoing being a “Dissolution Event”.

Section 13.4 Predistribution Accounting.

Promptly upon the occurrence of a Dissolution Event, an accounting will be made by the independent auditors of the Company of the accounts of the Company and of its Property, liabilities and operations, from the date of the last previous accounting until the date of the Dissolution Event.

Section 13.5 Distribution of Intellectual Property Assets.

Upon the dissolution of the Company, unless otherwise agreed by the Members, all Patent Rights and Technology , as defined in the Technology License Agreement, and all trademarks, copyrights, trade secrets, and other intellectual property rights owned by the Company will be distributed in accordance with the Technology License Agreement.

Section 13.6 Distribution of Other Assets Upon Dissolution.

(a) Upon the dissolution of the Company and after the distribution of the intellectual property of the Company in accordance with Section 13.5, the Governance Board, or its designees, will proceed, subject to the provisions herein, to wind up the affairs of the Company, liquidate the remaining Property and apply the proceeds of such liquidation, or in its sole discretion, to distribute some or all of the Company’s remaining Property, in the following order of priority and in accordance with the Act:

(i)	First, to the payment of debts and liabilities of the Company, including any secured loans or advances that may have been made by any of the Members to the Company, and the expenses of liquidation;

52
* Confidential treatment requested

(ii)	Second, to the establishment of any Reserves that the Governance Board may deem reasonably necessary. Reserves may be paid over to any attorney at law, or other agreed Entity, as escrow agent to be held (A) for disbursement in payment of any of the aforementioned liabilities or obligations, and (B) at the expiration of such period of time as is agreed to by the Governance Board for distribution of the balance, in the manner provided in this Section;

(iii)	Third, to the repayment of any unsecured loans or advances that may have been made by any of the Members to the Company; and

(iv)	Fourth, to all Members according to the positive balance(s) (if any) of the Capital Accounts of the Members (as determined after taking into account all Capital Account adjustments for the Fiscal Year during which the liquidation occurs), either in cash or in kind, as determined by the Governance Board, with any assets distributed in kind being valued for this purpose at their fair market value as determined in the manner provided for in Section 12.3(e) with appropriate adaptations. Any such distributions to the Members in respect of their Capital Accounts will be made in accordance with the time requirements set forth in Treasury Regulations § 1.704-1(b)(2)(ii)(b)(2) until such balances are reduced to zero. Notwithstanding the foregoing, the Company may offset Damages to the Company arising out of a breach of this LLC Agreement by a Member whose interest is liquidated (either upon the withdrawal of the Member or the liquidation of the Company) against the amount otherwise distributable to the Member, any amount due by a defaulting Member to the non-defaulting Member shall be offset against the amount otherwise distributed to the defaulting Member and paid over to the defaulting Members.

53
* Confidential treatment requested

(b) If any Property is to be distributed to the Members in kind, then the fair market value of those assets as of the date of dissolution will be determined by independent appraisal or by agreement of the Members. Those assets will be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Members will be adjusted pursuant to the provisions of Article X of this LLC Agreement to reflect such deemed sale. The Company will also allocate any profit or loss resulting from sales of Property to third parties to the Capital Accounts of the Members in accordance with Article X.

(c) Anything in this LLC Agreement to the contrary notwithstanding, upon a liquidation within the meaning of Treasury Regulations. Section 1.704 1(b)(2)(ii)(g), if any Member has a deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), then such Member will have no obligation to make any Capital Contribution and the negative balance of the Capital Account of such Member will not be considered a debt owed by the Member to the Company or to any other Entity for any purpose whatsoever.

(d) Upon completion of the winding up, liquidation and distribution of the Property, the Company will be deemed terminated for tax purposes.

(e) The Governance Board will comply with the requirements of the Act and of applicable Law pertaining to the winding up of the affairs of the Company and the final distribution of its Property.

(f) When all debts, liabilities and obligations have been paid and discharged or adequate Reserves have been made therefore and all of the remaining Property has been distributed to the Members, a Certificate of Cancellation will be executed and filed as required by the Act. Upon the filing of the Certificate of Cancellation, the existence of the Company will cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Act. The Governance Board will have authority to distribute any Property discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of and in the name of the Company.

54
* Confidential treatment requested

(g) Within 120 days after the final distribution to the Members of the proceeds of liquidation, the Members will arrange for each of them to receive a statement audited by the Company’s independent certified public accountants (or another independent certified public accountant of nationally recognized standing agreed to by the Members) showing the profits and losses of the Company from the date of the last annual statement to the date of such final distribution. Such statement will show the manner in which the proceeds of liquidation of the Company have been distributed.

(h) Upon dissolution of the Company, each Member will look solely to the Property for the return of its Capital Contribution or Capital Account. If the Property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Contributions or Capital Account of one or more Members, then the Members will have no recourse against any other Member nor to their respective assets; provided, however, that the foregoing will not preclude a Member from pursuing a claim against another Member for breach of its obligations under this LLC Agreement.

(i) Notwithstanding anything to the contrary herein, nothing will prevent a Member or any of its Affiliates from purchasing any of the Property upon the dissolution or liquidation of the Company.

(j) Upon the occurrence of a Dissolution Event, the Company will continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its Property, and satisfying the claims of its creditors and Members. No Member will take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs. All covenants contained and obligations provided for in this LLC Agreement and the other Operative Agreements will continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 13.4 and the Certificate of Formation has been canceled pursuant to the Act. The Governance Board will use reasonable efforts to wind up and dissolve the Company within ninety (90) days of the occurrence of the Dissolution Event.

55
* Confidential treatment requested

(a) Dissolution, winding up or termination of the Company shall not relieve or release any Member from any liability arising from a breach or default of any of its obligations under this LLC Agreement occurring prior thereto. Notwithstanding any provision of this LLC Agreement to the contrary, Sections 7.5(b), 9.1, 9.3, 9.5, 10.5, 11.8, 13.4, 13.5, 13.6 and Article XIV, XV and XVI of this LLC Agreement shall survive the termination or expiration of this LLC Agreement and the liquidation, dissolution, winding up and termination of the Company.

Article XIV.

RESOLUTION OF DISPUTES

Section 14.1 Mediation.

If a dispute or disagreement arising out of, or relating to, the formation, interpretation, performance or breach of this LLC Agreement or any of the other Operative Agreements which provide for the resolution of disputes pursuant to this Section, or, if a dispute or disagreement arises in connection with the operation, management or dissolution of the Company, excluding any Deadlock pursuant to Section 12.3 (a “Dispute”) exists, any Member may submit the reasons for its position, in writing, to the other Member and require the other Member within five (5) days to submit the reasons for its position, in writing, to the first Member and to then enter into good faith negotiations to attempt to resolve the Dispute. If the Dispute cannot be settled between the Members within thirty (30) days after the last written submission is due, then either Member may require that the Dispute be submitted, in writing, for resolution to the CEO of Sinoven and the CEO of NatureWorks (or their functional successors). All negotiations and written statements conducted or made pursuant to this Section are confidential and will be treated as compromise and settlement negotiations for purposes of the U.S. Federal Rules of Evidence and state rules of evidence. If the Members reach agreement pertaining to any Dispute pursuant to the procedures set forth in this Section, that agreement will be reduced to writing, signed by both Members and will be final and binding upon both Members. The parties agree to negotiate/act in good faith and use reasonable efforts to expeditiously resolve any Dispute.

56
* Confidential treatment requested

Section 14.2 Arbitration.

If any Dispute is not resolved through the use of the procedures specified in Section 14.1 within sixty (60) days of the initial, written submission of the issue by one Member to the other, then, then either Member may initiate the arbitration procedures set forth in this Section 14.3.

Section 14.3 Arbitration Procedures

(a) If Dispute cannot be resolved utilizing the Section 14.1 procedures, the Dispute will, unless the Members otherwise agree, be submitted to and settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”), now in effect, except to the extent modified herein.

(b) Each Member will, within thirty (30) days of receipt of notice from AAA that a Member has referred the Dispute to arbitration, appoint one arbitrator and, within thirty (30) days of the appointment of the last of such two arbitrators, the two arbitrators will appoint a third arbitrator. If either party or the two arbitrators fail to timely appoint an arbitrator, the said arbitrator will be appointed by AAA within thirty (30) days of the request to appoint.

(c) The arbitrators will set a time for the hearing of the Dispute which will commence no later than ninety (90) days after the date of the appointment. The hearing will be no longer than thirty (30) days (unless in the judgment of the arbitrators the matter is unusually complex and sophisticated and thereby requires a longer time, in which event the hearing will be no longer than ninety (90) days. The place of any arbitration will be Minneapolis and the arbitration will be conducted in English, unless otherwise agreed by the parties in writing.

(d) The final award of the arbitrator(s) will be rendered in writing in English to the parties not later than sixty (60) days after the last hearing date, unless otherwise agreed by the parties in writing. The decision of the arbitrator will be final and binding on the parties. Arbitration awards will bear interest at ten (10) percent per annum from the date of the arbitration award or, if less, the maximum rate permitted by applicable Law.

(e) In addition to any other rights to information provided for in this LLC Agreement or the other Operative Agreements, any party involved in a Dispute arbitration

57
* Confidential treatment requested

may request limited document production from the other party or parties, with the reasonable expenses of the producing party incurred in such production paid by the requesting party. Depositions, interrogatories or other forms of discovery (other than the document production set forth above) will not occur except by consent of the parties involved in the applicable Dispute. Disputes concerning the scope of document production and enforcement of the document production requests will be determined by written agreement of the parties involved in the applicable dispute or, failing such agreement, will be referred to the arbitrators for resolution. In addition to the parties’ confidentiality and restricted use obligations with respect to information contained in this LLC Agreement or other Operative Agreements, the arbitrators will adopt procedures to protect the proprietary rights of the parties and to maintain the confidential treatment of the arbitration proceedings (except as may be required by Law). Subject to the foregoing, the arbitrators will have the power to issue subpoenas to compel the production of documents relevant to the Dispute.

(f) The arbitrators will have full power and authority to determine issues of arbitrability but will otherwise be limited to interpreting or construing the applicable provisions of this LLC Agreement or, and will have no authority or power to limit, expand, alter, amend, modify, revoke, terminate or suspend any condition or provision of this LLC Agreement; it being understood, however, that the arbitrators will have full authority to implement the provisions of this LLC Agreement, and to fashion appropriate remedies for breaches of this LLC Agreement (including specific performance or interim or permanent injunctive relief), provided that the arbitrators will not have (i) any authority in excess of the authority a court having jurisdiction over the parties and the Dispute would have absent these arbitration provisions or (ii) any right or power to award punitive exemplary or treble damages. It is the intention of the parties that in rendering a decision the arbitrators give effect to the applicable provisions of this LLC Agreement and other Operative Agreements and follow applicable Law (it being understood and agreed that this sentence will not give rise to a right of judicial review of the arbitrator’s award).

(g) Unless otherwise determined by the arbitrators, arbitration costs will be borne equally by each party involved in the matter, except that each party will be responsible for its own attorney’s fees and other costs and expenses, including the costs of witnesses selected by such party.

58
* Confidential treatment requested

(h) The interpretation of the provisions of this Section 14.3, insofar as they relate to the agreement to arbitrate and any procedures pursuant thereto, will be governed by the United States Arbitration Act, 9 U.S.C. §§1-14, as amended from time to time and other applicable U.S. Federal Law.

(i) To the extent that the provisions of this LLC Agreement and the prevailing rules of the AAA conflict, the provisions of this LLC Agreement will govern.

Section 14.4 Limited Court Actions

Notwithstanding anything herein to the contrary, a party will have the right to initiate litigation to (a) toll any statute of limitations, or (b) seek injunctive relief or other equitable remedy if, in such party’s sole discretion, such action is deemed necessary to avoid irreparable damage or preserve the status quo. The institution of any litigation in accordance with this Section 14.4does not excuse the party’s obligation to participate in good faith in the other dispute procedures in this Article XIV.

ANY LITIGATION PERMITTED HEREUNDER MUST BE BROUGHT IN THE COURTS OF THE UNITED STATES OF AMERICA FOR THE DISTRICT OF DELAWARE, AND EACH OF THE PARTIES HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH THE PARTIES HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION, BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY LITIGATION PERMITTED HEREUNDER.

59
* Confidential treatment requested

Section 14.5 Remedies.

(a) The procedures specified in this Article will be the sole and exclusive procedures for the resolution of disputes. Notwithstanding anything to the contrary in this LLC Agreement or any other Operative Agreement, (i) in no event will any party be liable for any lost profits, exemplary, indirect, special, punitive or consequential Damages of any nature arising out of or in connection with this LLC Agreement, the other Operative Agreements or the transactions contemplated hereby or thereby (except for any such otherwise excluded damages payable to a Third Party by a Member or the Company), regardless of whether a claim is based on contract, tort, strict liability or any other theory of liability and (ii) no arbitrator or court have the ability to terminate this LLC Agreement.

(b) Awards (including any interest provided thereon) rendered by an arbitrator or court may be offset by the party entitled to such award against any payment obligation owed by such party under this LLC Agreement or the other Operative Agreements to the party against whom such award was rendered. Judgment in any award rendered by an arbitrator or court may be entered in any court of competent jurisdiction.

Section 14.6 Survival.

The terms and conditions of this Article XIV will continue to apply notwithstanding that a party may no longer be a Member of the Company.

Article XV.

NON-COMPETITION/NON-SOLICITATION

Section 15.1 Member Non-Competes and Exceptions

(a) Except as provided in Section 15.1(b) or as otherwise permitted in writing by the Company and the other Member(s), during the period in which a Party is a Member of the Company, and in the event a Party Transfers its Membership Interest in the Company, for the period specified in Section 15.1(c) after such Transfer, such Member shall not, and shall cause its respective Subsidiaries not to, (i) manufacture, market or sell any Non-Compete Products or (ii) license to a Third Party (other than a Subsidiary) technology and/or intellectual property directly related to the manufacture, marketing, or sale of any Non-Compete Products (collectively the “Non-Competition Scope”).

60
* Confidential treatment requested

(b) Notwithstanding anything to the contrary in Section 15.1(a) and elsewhere in this or any other agreement, each Member and its Subsidiaries will be permitted to:

(i) manufacture, market and sell any products other than Non-Compete Products to each other or to any Third Party who manufactures, markets or sells Non-Compete Products;

(ii) enter into nondisclosure agreements with any of its customers or provide technical service to any of its customers with respect to any products sold by such Member or its Subsidiaries, including LLC Products to the extent permitted under Section 15.1(b)(iii) and (iv);

(iii) subject to the restrictions set forth in any purchase or distribution agreement between the Company and a Member, resell to each other and to any Third Party any LLC Products purchased from the Company;

(iv) in the case of NatureWorks and its Subsidiaries, purchase and resell any LLC Product purchased from a Third Party to the extent Company cannot supply NatureWorks and its Subsidiaries’ requirements for LLC Products (other than due to a failure of NatureWorks to supply Company’s requirements for the PLA necessary to make such LLC Products in accordance with the PLA Sales Agreement of even date herewith, between NatureWorks and the Company, as amended from time to time);

(v) conduct research and development of any kind, including without limitation related to Non-Compete Products, provided, however, that no Subsidiary of BioAmber, Sinoven or NatureWorks shall be permitted to conduct such research and development unless any Technology(as defined in the Technology License Agreement) that (1) is a Recipe, (2) specifically pertains to a use or methods of using of LLC Products, or (3) specifically pertains to methods of making LLC Products (but not to methods for making any ingredients of LLC Products, including without limitation PLA, PBS or Sinoven Modified PBS),and that is conceived by at least one employee, agent or

61
* Confidential treatment requested

contractor of such Subsidiary after the Effective Date but prior to the earliest of (i) the first anniversary of the Transfer by the parent of such Subsidiary of its Membership Interest (other than to an Affiliate) or (ii) the dissolution of LLC, is subject to the terms of the Technology License Agreement applicable to Collaboration Technology developed by the parent of said Subsidiary;

(vi) license available technology and intellectual property to each other or to a Third Party for use outside the Non-Competition Scope;

(vii) license any technology or intellectual property relating to methods of using LLC Products within or outside the Non-Competition Scope; and

(viii) make any disclosure permitted under the Master Confidentiality Agreement.

(c) The provision of Section 15.1(a) of this Agreement shall continue to apply to a Transferring Member and its Subsidiaries for a period of (i) [***] years after the Transfer of all of such Member’s Membership Interest in the Company to any Entity(s) other than such Member’s Affiliate(s) if such Transfer occurs prior to the first anniversary of the formation of the Company, (ii) for a period of [***] years after the Transfer of all of such Member’s Membership Interest in the Company to any Entity(s) other than such Member’s Affiliates if such Transfer occurs on or after the [***] anniversary of the formation of the Company, but prior to the [***] anniversary of the formation of the Company and (iii) for a period of [***] after the Transfer of all of such Member’s Membership Interest in the Company to any Entity(s) other than such Member’s Affiliate(s) if such Transfer occurs on or after the [***] anniversary of the formation of the Company, but prior to the [***] anniversary of the formation of the Company. The provisions of Section 15.1(a) of this Agreement shall terminate if such Transfer occurs on or after the [***] anniversary of this Agreement. The provisions of this Section 15.1 shall also terminate on the earliest to occur of (i) a dissolution of the Company or (ii) the concurrent transfer by both Members of their Membership Interests to an Entity other than an Affiliate of such Member. In addition, NatureWorks will no longer be bound by this Section 15.1 if [***].

62
* Confidential treatment requested

Section 15.2 Acquisitions Within the Scope of the Business Purpose.

(a) Neither Member (or a Subsidiary thereof) may, directly or indirectly, purchase a Controlling interest in any Entity or assets thereof (an “Acquired Entity”), where 50% or more of the annual revenues of such Acquired Entity or from such assets are derived from operations (including licensing) within the Non-Competition Scope, without the written consent of the Governance Board. If a Member (or a Subsidiary thereof), directly or indirectly, purchases a Controlling interest in an Acquired Entity or a portion thereof, where less than 50% of the annual revenues of the Acquired Entity or from such assets are derived from operations (including licensing) within the Non-Competition Scope, then that Member shall offer to sell that portion of the Entity that falls within the Non-Competition Scope to the Company at fair market value. The Company then will have ninety (90) days within which to accept or reject the offer. If the Company rejects the offer, then the Member will have eighteen (18) months to sell, or cause to be sold, the portion that falls within the Non-Competition Scope, provided, however, that a Member may not offer that portion of the Entity that falls within the Business Purpose to a Third Party upon terms more favorable than those offered to the Company. If the Member is unable to sell, or cause to be sold such portion within the specified time period, it may retain such portion and it shall be exempt from the restrictions contained in Article XV; provided, however, that in such case and subject to such Member (or a Subsidiary thereof) having Control over such Acquired Entity’s business decisions, such Member shall (or cause its Subsidiary to) use its commercially reasonable efforts to cause such Acquired Entity to: (i) enter into a mutually acceptable exclusive distribution agreement with the Company under which any sales of such portion of such Acquired Entity that falls within the Non-Competition Scope shall be conducted by the Company on such Acquired Entity’s behalf; and (ii) offer to the Company licenses to any technology owned or controlled by the Acquired Entity (or the Member or a Subsidiary of the Member) for use within the Non-Competition Scope at terms and conditions that when considered as a whole are not less favorable to the

63
* Confidential treatment requested

Company than the terms and conditions offered to or agreed by any Third Party. Nothing in this subsection 15.2 (b) will require a Member (or its Subsidiary) to provide the Company a license to any technology that was exclusively licensed to a Third Party by the Acquired Entity, prior to the Member (or its Subsidiary) acquiring a Controlling interest in such Acquired Entity.

(b) The provisions of this Section shall apply only for so long as a Member owns, directly or indirectly, a Membership Interest in the Company.

Section 15.3 Non-Hire/Non-Solicitation.

For so long as a Member holds a Membership Interest in the Company, and for a period of one (1) year thereafter (or, if the Exclusive Distribution Agreement between the Company and NatureWorks is still in effect after the end of such one year period, for so long as such Exclusive Distribution Agreement remains in effect), and except if agreed to in writing by the Members or by the Governance Board, (a) such Member or former Member will not solicit for employment employees of the Company or employees of the other Member (or NatureWorks, if it is a distributor under the Exclusive Distribution Agreement), and (b) the Company will not solicit for employment employees of such Member (other than employees of such Member that are seconded to the Company); provided, however, that the preceding restrictions on non-hiring and non-solicitation will terminate upon dissolution of the Company or the concurrent transfer by both Members of their Membership Interests to a Third Party; provided, however, further, that the foregoing shall not restrict general solicitations of employment through advertisements or other means that are not directed specifically at such employees.

Section 15.4 Obligations of BioAmber

Until such time as BioAmber becomes a Member of the Company in connection with the merger of Sinoven into BioAmber, and subject to the satisfaction by BioAmber of the requirements of this Agreement, BioAmber agrees to be bound by the obligations of this Article XV as if it were a Member as defined herein. In addition, for the purpose of resolving disputes related to this Section 15.4, BioAmber agrees to be bound the dispute resolution provisions of Article XIV as if it were a “Member” for the purposes of

64
* Confidential treatment requested

such Article. BioAmber also agrees to be bound by any additional provisions of this Agreement that are necessary to ensure that NatureWorks and the Company receive the benefit of this Section 15.4.

Article XVI.

MISCELLANEOUS

Section 16.1 Further Assurances.

At any time and from time to time after the date of this LLC Agreement, each Member will, upon the reasonable request of another Member, perform, execute, acknowledge, deliver, file or record all such further acts, deeds, assignments, instruments, certificates, transfers, conveyances, powers of attorney, assurances or other documents as may be reasonably required to effect or evidence the transactions contemplated in this LLC Agreement or to comply with any Laws.

Section 16.2 Notices.

All notices and consents (collectively, “Notices”) provided for in this LLC Agreement or by Law must be in writing and given by delivery (including personal delivery, delivery by courier, overnight delivery service, delivery by U.S. certified mail, return receipt requested, confirmed facsimile or email transmittal). Notices are effective on receipt. Notices must be addressed as follows:

if to Company:	AmberWorks LLC

3850 Annapolis Lane North, Suite 180

Plymouth, Minnesota 55447

Attention: General Manager

Phone: [***]

Fax: (763) 253-4499

Email: [***]

65
* Confidential treatment requested

With a copy to Sinoven (if not sent by Sinoven) and to NatureWorks (if not sent by NatureWorks)

if to Sinoven at:	Sinoven Biopolymers Inc.

3850 Annapolis Lane North

Plymouth, Minnesota

55447

Attn: President & CEO

Phone: (514) 844-8000 ext. [***]

Fax: (514) 844-1414

Email: [***]

with a copy to:	Boivin Desbiens Senecal, g.p.

2000 McGill College, Suite 2000

Montreal, Quebec, Canada

H3A 3H3

Attn: Thomas Desbiens

Phone: (514) 844-5468, ext. [***]

Fax: (514) 844-5836

Email: [***]

if to NatureWorks at:	NatureWorks, LLC

15305 Minnetonka Blvd.

Minnetonka, MN 55345

Attn: President

Phone: [***]

Fax: (952) 931-1466

Email: [***]

or to such other address as the Company, Sinoven or NatureWorks may, from time to time, designate by notice duly given in accordance with the provisions of this Section. A copy of any Notice given by a Member to another Member will also be delivered to the Company.

Section 16.3 Reproductions.

For purposes of this LLC Agreement, any copy, facsimile telecommunication or other reliable reproduction of a writing, transmission or signature may be substituted or used in lieu of the original writing, transmission or signature for any and all purposes for which the original writing, transmission or signature could be used; provided that such copy, facsimile telecommunication or other reproduction will be a complete reproduction of the entire original writing, transmission or signature, as the case may be.

66
* Confidential treatment requested

Section 16.4 Governing Law.

This LLC Agreement, and the application and interpretation hereof, will be governed exclusively by and construed in accordance with its terms and by the internal laws of the State of Delaware, and specifically the Act, without reference to any conflict of law or choice of law principles that the State of Delaware might apply.

Section 16.5 Waiver of Action for Partition.

Each Member hereby irrevocably waives any right that it may have to maintain any action for partition with respect to the Property.

Section 16.6 Entire Agreement.

(a) This LLC Agreement and the other Operative Agreements constitute the entire agreement of the Members relating to the subject matter hereof and supersede all prior contracts or agreements, whether oral or written, relating to such subject matter including the Memorandum of Understanding entered into between BioAmber and Natureworks as of June 23rd 2011 and the initial Limited Liability Company Agreement entered into between Sinoven, NatureWorks, the Company and BioAmber as of February 15th, 2012. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between or among the Members relating to the subject matter of the Operative Agreements that are not fully expressed in the Operative Agreements.

Section 16.7 Amendment.

Neither this LLC Agreement nor any of the terms hereof may be terminated, amended, supplemented or modified, except by an instrument in writing signed by all of the Members.

Section 16.8 Waivers.

The failure or delay of any Member to exercise any of its rights under this LLC Agreement may not be construed as a waiver thereof. The acceptance by one Member of the defective performance of the other Member or a waiver of the non performance of the other Member may not be construed as a waiver of the rights of the Member with respect

67
* Confidential treatment requested

to any subsequent defective performance or nonperformance by the other Member; and no single or partial exercise of any rights by any Member will preclude any other or further exercise of those rights or the exercise of any other rights hereunder by that Member or any other Member. No waiver or release of any of the terms, conditions, covenants or provisions of this LLC Agreement will be valid or effective unless the same is in writing duly executed by the Member to be bound thereby.

Section 16.9 Limitation on Rights of Others.

Nothing in this LLC Agreement, whether express or implied, may be construed to give any Entity (other than the Company, the Members and their permitted successors and assigns in their capacity as Members) any legal or equitable right, benefit, remedy or claim under or in respect of this LLC Agreement or any covenants, conditions or provisions contained herein, whether as a direct, indirect, intended or incidental third-party beneficiary or otherwise. Without limiting the generality of the foregoing, none of the provisions of this LLC Agreement are for the benefit of, or enforceable by, any creditors of the Company or creditors of a Member; and no creditor of the Company or a Member will have any rights to compel any actions or payments under this LLC Agreement or any agreement between the Company and any Member with respect to any Capital Contribution or otherwise.

Section 16.10 Successors and Assigns.

The terms, conditions, and obligations contained in this LLC Agreement will be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by Article XII of this LLC Agreement, their respective successors and assigns.

Section 16.11 Public Announcements.

Except as may be required by Law, none of the parties may make any public announcement or filing with respect to this LLC Agreement without the prior written consent of the other parties hereto. The announcing or filing party must review any public announcements or filings required by Law with the other parties prior to public announcement or filing.

68
* Confidential treatment requested

Section 16.12 Counterparts.

This LLC Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts will be construed together and will constitute one and the same instrument.

Section 16.13 Severability.

If any provision contained in this LLC Agreement is held to be invalid, illegal or unenforceable in any respect against, it is the intent and agreement of the parties that this LLC Agreement will be amended by reforming any such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent and, in any event, any such invalidity, illegality or unenforceability will only apply in the specific jurisdiction where the determination is made, and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, except that this LLC Agreement may not be reformed in any way that will deny to any party the essential benefits of this LLC Agreement.

Section 16.14 Expenses.

Except as otherwise specifically provided in this LLC Agreement, each Member will bear its fees, costs and expenses in connection with the transactions contemplated herein.

Section 16.15 Confidentiality.

The parties hereto will be bound by the terms of the Master Confidentiality Agreement with respect to Confidential Information provided or otherwise obtained under or in connection with this LLC Agreement.

Section 16.16 Enforcement by Members.

Each of the Members will have the right and authority to enforce the rights of the Company against the other Member or its Affiliates, whether under this LLC Agreement or any Operative Agreement or otherwise.

69
* Confidential treatment requested

IN WITNESS WHEREOF, each of the undersigned has caused this LLC Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

SINOVEN BIOPOLYMERS INC.

By:
Name: Jean-François Huc
Title: Director

NATUREWORKS LLC

By:	/s/ Marc Verbruggen
Name: Marc Verbruggen
Title: President & CEO

AMBERWORKS LLC

By:	/s/ Marc Verbruggen	By:
Name: Marc Verbruggen		Name: Jean-François Huc
Title: Duly authorized by the Board		Title: Duly authorized by the Board

Solely in respect of its undertaking in Section 15.4 of this Agreement

BIOAMBER INC.

By:
Name: Jean-François Huc
Title: President & CEO

70
* Confidential treatment requested

EXHIBIT A

OPERATIVE AGREEMENTS GLOSSARY

Each agreement defined in Exhibit A means that Agreement as amended, supplemented and modified, from time to time in accordance with the provisions of that Agreement.

“AAA” has the meaning given that term in Section 14.3(a).

“Acquired Entity” has the meaning given to that term in Section 15.2.

“Act” means the Delaware Limited Liability Company Act, Delaware Code, Title 6, Section 18-101, et seq., as amended from time to time.

“Additional Capital Contributions” means any Capital Contributions other than the Initial Capital Contributions.

“Adjusted Deficit Capital Account” means with respect to each Member, the deficit balance, if any, in that Member’s Capital Account as of the end of the Company’s Fiscal Year, after giving effect to the following adjustments:

(a) Credit to that Capital Account of any amount which that Member is obligated to restore under Treas. Reg. §1.704-1 (b)(2)(ii)(c), as well as any addition thereto pursuant to the penultimate sentences of Treasury Regulations. §§1.704-2(g)(1) and (i)(5); and

(b) Debit to such Capital Account of the items described in Treasury Regulations §§1.704-1 (b)(2)(ii)(d)(4), (5) and (6).

This definition of Adjusted Deficit Capital Account is intended to comply with Treasury Regulations §1.704-1 (b)(2)(ii)(d), and is to be interpreted consistently with that regulation.

“Affiliate” means, with respect to an Entity, any other Entity that directly or indirectly Controls, is Controlled by, or is under common Control with that Entity.

“Annual Business Plan and Budget” has the meaning given that term in Section 11.1.

71
* Confidential treatment requested

“Bankruptcy” means any of the events set forth in Section 18-304 of the Act, including the passage of any time periods referred to therein. It means, with respect to any Entity, (i) the filing of any petition or answer by such Entity seeking to adjudicate itself as bankrupt or insolvent, or seeking for itself any liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief, or composition of such Entity or its debts under any Laws relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking, consenting to, or acquiescing in the entry of an order for relief where a receiver, trustee, custodian or other similar official is appointed for such Entity or for any substantial part of its property, (ii) the entering of an order for relief or approving a petition of relief for reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, winding up, dissolution, or other similar relief under any present or future bankruptcy, insolvency or similar Law, (iii) the filing of any such petition against any such Entity which petition will not be dismissed within ninety (90) days, or (iv) without the consent or acquiescence of such Entity, the entering of an order appointing a trustee, custodian, receiver, liquidator or other similar representative of such Entity or of all or any substantial part of the property of such Entity which order will not be dismissed within ninety (90) days.

“Bio-PBS” means a PBS material wherein [***].

“Business Purpose” means directly or indirectly engaging in the research, development, manufacture, licensing or sale of LLC Products and all other activities that are necessary in furtherance thereof.

“Capital Account” means, with respect to any Member, the Capital Account maintained for such Member in accordance with Section 4.3 of this LLC Agreement.

“Capital Contributions” will mean, collectively, the Initial Capital Contribution and any Additional Capital Contributions.

“Capital Notice” will have the meaning given to that term in Section 4.2(a).

“Certificate of Formation” means the Certificate of Formation of the Company as filed with the Secretary of State of Delaware.

72
* Confidential treatment requested

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, or corresponding provisions of subsequent superseding U.S. federal revenue Laws. A reference to a section of the Code will be deemed to include any mandatory or successor provisions thereto.

“Company” means AmberWorks LLC, a Delaware Limited Liability Company.

“Company Minimum Gain” will have the meaning set forth in the term “partnership minimum gain” in Treasury Regulations §§1.704 2(b)(2) and 1.704 2(d).

“Company Value” shall mean, as of a date of determination, the aggregate value of all the Members’ Membership Interests, determined as of such date as follows. Upon the occurrence of an event requiring the determination of the Transfer Value or upon the occurrence of a valuation required because of an Additional Capital Contribution, the Members shall for a period of sixty (60) days of the occurrence of such event (the “Company Value Negotiation Period”), negotiate, in good faith, in an attempt to mutually agree on the Company Value. If the Members fail to reach agreement on a Company Value or terms during the Company Value Negotiation Period, the Members will attempt to agree on an independent Third Party appraiser of national reputation who then will determine the Company Value within sixty (60) days after appointment by the parties. If the Members are unable to agree on an independent Third Party appraiser within fifteen (15) days after the end of the Company Value Negotiation Period, each Member will appoint an independent Third Party appraiser of national reputation within thirty (30) days after the end of the Company Value Negotiation Period which appraisers will within fifteen (15) days of the date upon which the last of the two appraisers was appointed, agree on a third independent Third Party appraiser of national reputation who is qualified to make the Company Value determination and has no material relationship with either Member or any of their Affiliates (the “Independent Third Party Appraiser”). Within sixty (60) days of the appointment of the Independent Third Party Appraiser, the three appraisers will report back to the Members with the Company Value that is agreeable to all three appraisers or, absent agreement of the appraisers, will each report its Company Value, and the Company Value will be deemed to be an amount equal to: (A) the sum of (x) the determination of Company Value as determined by the Third Party Appraiser,

73
* Confidential treatment requested

plus (y) whichever of the two determinations of Company Value determined by the appraisers appointed by the Members is closer to the determination of Company Value as determined by the Third Party Appraiser, divided by (B) two. The Company Value determined in accordance herewith shall be final and binding on the Members and not challengeable by them. The Members shall split the cost of, as applicable, the one appraiser or the Independent Third Party Appraiser in accordance with their respective Percentage Interests and, if applicable, each Member shall be responsible for the cost of the appraiser appointed by it. When determining Company Value, the Company shall be valued on a going concern basis and the restrictions on Transfers set forth in Article XII shall be ignored so that the Company Value will be determined as though the membership interests were freely transferable.

“Competitive Information” has the meaning given that term in Section 6.2(c).

“Confidential Information” shall have the meaning ascribed to it in the Master Confidentiality Agreement.

“Contributing Member” shall have the meaning given to that term is Section 4.2(b)

“Control” means, with respect to an Entity, the direct or indirect ownership of more than fifty percent (50%) of the voting membership interests, equity securities or other evidences of ownership interest of the Entity, except that, with respect to the use of the term “Affiliate” in Sections 6.2(c)(iii) and 9.2 only, it means the direct or indirect ownership of fifty percent (50%) or more of the membership interests, equity securities or other evidences of ownership of the Entity, and “Controlled” and “Controlling” have meanings correlative thereto.

“Damages” means collectively the following: actual losses, liabilities, damages, claims, demands, judgments, interest, fines, penalties, costs, settlements or settlement amounts and expenses (including all reasonable attorney, consultant, contractor, accountant or similar fees) plus the costs of enforcing any indemnity provided for in this LLC Agreement or any of the Operative Agreements. Notwithstanding the foregoing, the term “Damages” will not include lost profits, consequential, indirect, special, punitive or exemplary damages (except for those payable to a Third Party by the Company or a Member).

74
* Confidential treatment requested

“Deadlock” will have the meaning set forth in Section 12.3.

“Deadlock Negotiation Period” will have the meaning set forth in Section 12.3(e).

“Default” means any of the following acts or conditions of a Member: (i) Bankruptcy of a Member; (ii) any material breach of this LLC Agreement, including Transfer by such Member of all or any portion of its Membership Interest in violation of Article XII; any failure by a Member to make any Additional Capital Contribution pursuant to Section 4.2(a); or any material breach of Article 12 or 15 of this LLC Agreement; which material breach remains uncured for sixty (60) days (five (5) days for a failure to make a required Additional Capital Contribution) after notice thereof from the Company or any other Member; or (iii) a Member’s willful and material bad faith breach of the Technology License Agreement, the Master Confidentiality Agreement, the PLA Sales Agreement or the Exclusive Distribution Agreement.

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, then Depreciation will be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that, if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, then Depreciation will be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Governance Board.

“Dispute” has the meaning given that term in Section 14.1.

“Dissolution Event” means each of the events listed in Section 13.3.

“Entity” means any individual or person; or general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust,

75
* Confidential treatment requested

cooperative, association, foreign trust or foreign business organization; government or governmental organization, and the heirs, executors, administrators, legal representatives, successors, and assigns of the Entity when the context so permits.

“Estimated Expenses” for any Fiscal Year shall mean and equal the excess, if any, of (a) the Total Expenses (excluding the Sinoven License Fee Payment or Sinoven offset, however characterized) set forth in the Annual Business Plan and Budget for the immediately preceding Fiscal Year, over (b) 50% of the Gross Profit set forth in the Annual Business Plan and Budget for such preceding year. “Fiscal Year” means the taxable year of the Company, which will, unless otherwise required by the Code, be the calendar year.

“GAAP” means generally accepted accounting principles, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other Entity as may be approved by a significant segment of the accounting profession in the United States, all as applied on a consistent basis during the period involved.

“Governance Board” means the entity established and described in Article VI.

“Gross Asset Value” means, with respect to any asset, the adjusted basis of such asset for Federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed by a Member to the Company will be the fair market value of such asset at the time it is accepted by the Company, unreduced by any liability secured by such asset, as determined by the contributing Member and the Governance Board;

(b) The Gross Asset Values of all Company assets will be adjusted to equal their respective fair market values, unreduced by any liabilities secured by such assets, as determined by the Governance Board, as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimus Capital Contribution; (ii) the distribution by the Company to a Member

76
* Confidential treatment requested

of more than a de minimus amount of Property as consideration for an interest in the Company; and (iii) the liquidation of the Company within the meaning Of Treasury Regulations §1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i) and (ii) above will be made only if the Governance Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(c) The Gross Asset Value of any Company asset distributed to any Member will be adjusted to equal the fair market value of such asset, unreduced by any liability secured by such asset, on the date of distribution as determined by the distributee and the Governance Board; and

(d) The Gross Asset Values of Company assets will be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code §734(b) or Code §743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations §1.704-1(b)(2)(iv)(m) and paragraph (f) of the definition of “Net Profits” and “Net Losses” and Section 10.2(g) of this LLC Agreement; provided, however, that Gross Asset Values will not be adjusted pursuant to this paragraph (d) to the extent the Governance Board determines that an adjustment pursuant to paragraph (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraphs (a), (b), or (d) of this definition, then such Gross Asset Value thereafter will be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses.

“Guarantee” shall mean the Guarantee and Agreement, dated as of the date of this LLC Agreement, by BioAmber in favor of NatureWorks and the Company.

“Initial Capital Contributions” means a Member’s initial contribution to the capital of the Company pursuant to Section 4.1 of this LLC Agreement.

77
* Confidential treatment requested

“LLC Agreement” means this restated Limited Liability Company Agreement among NatureWorks, Sinoven and the Company, and any Exhibits and Schedules hereto, as the same may be amended from time to time.

“LLC Products” means compounded blend products, in pelletized form, in which the compounded blend pellets contain [***] of PLA and [***] of PBS; provided, however, that on a case by case basis Sinoven and NatureWorks may by mutual written agreement include as LLC Products certain PLA/PBS blends that [***].

“Law” means any foreign or US federal, state or local law, rule, regulation, code, ordinance, treaty or order of any governmental agency. The term “Law” will include each of the foregoing (and each provision thereof) as in effect at each, every and any of the times in question, including any amendments, replacements, supplements, extensions, codifications, consolidations, restatements, revisions or reenactments thereto or thereof, and whether or not in effect at the date of this LLC Agreement.

“Lien” means, with respect to any property, any mortgage, lien, pledge, charge, conditional sales agreement, title retention agreement, lease, security interest, easement, right-of-way, title defect, restriction or other encumbrance of any kind or with respect to that property.

“Master Confidentiality Agreement” means the Master Confidentiality Agreement of even date among the Company, NatureWorks, Sinoven, and BioAmber as same may be amended from time to time.

“Member” means each of NatureWorks and Sinoven and each of the Entities that hereafter may become a Member in accordance with the procedures as set forth in this LLC Agreement.

“Member Nonrecourse Debt” has the meaning set forth in “Partner Nonrecourse Debt” in Treasury Regulations §1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations §1.704-2(i)(3).

78
* Confidential treatment requested

“Member Nonrecourse Deductions” has the meaning set forth in “partner nonrecourse deductions” in Treasury Regulations §§1.704-2(i)(1) and 1.704-2(i)(2).

“Member Representatives” means the individuals designated to serve on the Governance Board of the Company in accordance with Article VI of this LLC Agreement.

“Membership Interest” means the entire beneficial ownership interest of a Member in the Company, including that Member’s (i) right to participate in the management of the business and affairs of the Company, provided the Member is a Voting Member (ii) right to vote on, consent to, or otherwise participate in, any decision or action of or by the Members granted pursuant to this LLC Agreement and the Act, provided the Member is a Voting Member, (iii) right to inspect the books and records of the Company, (iv) Capital Account, and (v) right to share in the profits and losses of the Company and to receive distributions, together with that Member’s obligations to comply with the terms of this LLC Agreement and of the Operative Agreements; and those obligations attributable to a Member under the Act or the Certificate of Formation.

“Membership Interest Percentage” means the percentage set forth for each Member in Section 4.1 of the LLC Agreement as adjusted in accordance with the provisions of this LLC Agreement.

“NatureWorks” means NatureWorks LLC, a corporation organized and existing under the laws of the State of Delaware.

“Non-Compete Products” means LLC Products, Sinoven Modified PBS and Sinoven Modified PBS Products, except that for the purpose of Section 15.1(a) and (b), Non-Compete Products shall not include Sinoven Modified PBS and Sinoven Modified PBS Products if Sinoven is the Member subject to the non-competition obligations set forth therein.

“Non Contributing Member” shall have the meaning given to that term in Section 4.2(b).

“Non-Voting Member” shall mean a Member which becomes a non-voting Member pursuant to Section 4.2(d) of this LLC Agreement.

79
* Confidential treatment requested

“Net Profits” and “Net Losses” means, for each Fiscal Year, an amount equal to the taxable income or loss of the Company for such Fiscal Year, determined in accordance with Code §703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code §703(a)(1) will be included in taxable income or loss), with the following adjustments:

(a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition will be added to such taxable income or loss;

(b) Any expenditures of the Company described in Code §705(a)(2)(B) or treated as Code §705(a)(2)(B) expenditures pursuant to Treasury Regulations §1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition will be subtracted from such taxable income or loss;

(c) In the event the Gross Asset Value of any Company asset is adjusted pursuant to paragraphs (b) or (c) of the definition of “Gross Asset Value,” the amount of such adjustment will be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses;

(d) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Gross Asset Value of the Property disposed, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

(e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there will be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation above;

(f) To the extent an adjustment to the adjusted tax basis of any Property pursuant to Code §734(b) or Code §743(b) is required pursuant to Treasury Regulations §1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Membership Interest, the amount of such adjustment will be treated as an item of gain (if the adjustment increases the basis of

80
* Confidential treatment requested

the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and will be taken into account for purposes of computing Net Profits or Net Losses; and

(g) Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 10.2 of this LLC Agreement will not be taken into account in computing Net Profits or Net Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 10.2 will be determined by applying rules analogous to those set forth in paragraphs (a) through (f) above.

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations §1.704-2(b)(1).

“Nonrecourse Liability” has the meaning set forth in Treasury Regulations §1.704-2(b)(3).

“Non Transferring Member” has the meaning set forth in Section 12.2.

“Notices” has the meaning given that term in Section 16.2.

“Offered Interest” has the meaning given that term in Section 12.2(a).

“Offering Notice” has the meaning set forth in Section 12.2(a).

“Officers” has the meaning set forth in Section 8.1 of this LLC Agreement.

“Operative Agreements” means this LLC Agreement, and the following agreements, all of even date herewith, as the same may be amended from time to time, and any Research Services Agreement that may be executed between each Member (or BioAmber) and the Company from time to time, in the form of the Agreement attached hereto as Exhibit B; provided that if the BioAmber is a Party to a Research Services Agreement and is not yet a Member of the Company, the Agreement will be substantially in the form of Exhibit B, with appropriate modifications to reflect BioAmber’s status:

(a) the Administrative Services Agreements between NatureWorks and the Company and between Sinoven and the Company,

(b) the Employee Seconding Agreement, between BioAmber and the Company

81
* Confidential treatment requested

(c) the Technology License Agreement,

(d) the PLA Sales Agreement between NatureWorks, and the Company,

(e) the Exclusive Distribution Agreement between NatureWorks and the Company,

(f) the Master Confidentiality Agreement,

(g) the Guarantee, and

(h) the Side Letter Regarding Additive Efficacy among NatureWorks, the Company and Sinoven.

“Other Member” has the meaning given that term in Section 12.2(c).

“PBS” is a polymer comprised primarily of residues of diacids and diols, wherein the diacid component comprises [***] by mole of succinic acid and the diol component comprises [***] by mole of 1,4-butanediol.

“PLA” means a polymer comprised primarily of lactic acid residues.

“Property” means all real and personal property (tangible or intangible) contributed to or acquired by the Company, including cash and any improvements, additions and alterations thereto.

“Purchaser” has the meaning given that term in Section 12.2(g).

“Reserves” means, for any period, funds set aside or amounts allocated during such period to reserves that will be maintained in amounts deemed sufficient by the Governance Board for working capital, capital expenditures and to pay taxes, insurance, debt service, or other costs or expenses, including potential future tort and environmental liabilities incidental to the ownership or operation of the business of the Company. “Tax Matters Partner” has the meaning set forth in Code §6231.

“Sinoven” means Sinoven Biopolymer Inc., a corporation organized and existing under the laws of the State of Delaware.

“Sinoven Modified PBS” and “Sinoven Modified PBS Products” have the meaning given to them in the Technology License Agreement.

“Subsidiary” means, with respect to an Entity, any other Entity that directly or indirectly is Controlled by such Entity.

82
* Confidential treatment requested

“Technology License Agreement” means the agreement among NatureWorks, Sinoven and the Company of even date regarding the disclosure and licensing of intellectual property, as the same may be amended from time to time.

“Third Party” means an Entity other than, NatureWorks, Sinoven or the Company. “Transfer” means a sale, assignment, transfer or other disposal, directly or indirectly, of a Membership Interest, or portion thereof, including a pledge, hypothecation, security interest or other encumbrance that gives the pledgee, secured party or other Entity, upon the occurrence or nonoccurrence of an event, the right to acquire a Membership Interest, or portion thereof, or to require that a Membership Interest, or portion thereof, be sold, assigned or transferred.

“Transfer Negotiation Period” will have the meaning set forth in Section 12.2(c).

“Transferring Member” will have the meaning set forth in Section 12.2.

“Transfer Value” shall mean, as of a date of determination with respect to a Member’s Membership Interest, the Company Value as of such date times the Membership Interest Percentage of that Member.

“Treasury Regulations” means and includes LLC proposed temporary and final regulations promulgated under the Code in effect on the date of this LLC Agreement and the corresponding sections of any Treasury Regulations subsequently issued that amend or supersede those Treasury Regulations.

“Voting Member” means a Member of the Company that is not a Non-Voting Member.

83
* Confidential treatment requested

EXHIBIT B

Form of the Research Services Agreement

(A) RESEARCH SERVICES AGREEMENT

This Research Services Agreement is entered into as of [date] (the “Effective Date”) by and between [Member] a                      duly organized and existing under the laws of the State of                     , having its principal office at                      (hereinafter called “Member”) and AMBERWORKS LLC a limited liability company duly organized and existing under the laws of State of Delaware, having its principal office at                      (hereinafter called “LLC”);

W I T N E S S E T H:

WHEREAS, Member operates certain research and development facilities;

WHEREAS, LLC is interested in certain Research Services from Member; NOW, THEREFORE, in consideration of the above premises and covenants hereinafter set forth, the Parties agree as follows:

Section 16.17 ARTICLE 1 - Definitions

As used in this Research Services Agreement, the following terms shall have the following meanings, each equally applicable to the singular and plural forms of the terms defined.

1.1 Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the LLC Agreement.

1.2 “Patent Rights”, “Research Patent Rights” and “Research Technology” and “Technology” shall have the respective meanings as set forth in the Technology License Agreement.

1.3 “Confidential Information” shall have the meaning set forth in the Master Confidentiality Agreement.

84
* Confidential treatment requested

1.4 The following terms have the following meanings:

“CPA Firm” means an independent accounting firm selected by LLC, to whom Member has no reasonable objection.

“LLC Indemnitees” means LLC and its Affiliates and their respective equity holders, officers, directors, employees, agents and representatives.

“LLC Agreement” means a certain Limited Liability Company Agreement among Sinoven Biopolymers, Inc., NatureWorks LLC, AmberWorks LLC and BioAmber Inc. for the organization, operation and management of LLC, having an effective date of February 15th, 2012, as amended from time to time.

“Member Indemnitees” means the Member, its Affiliates, and their respective equity holders, officers, directors, employees, agents and representatives.

“Notices” means any communications, notices, consents and other communications, provided for in this Research Services Agreement or by law.

“Party” means a party to this Research Services Agreement and Parties shall mean both parties to this Research Services Agreement.

“Research Project” means a research and development project undertaken by Member on behalf of LLC pursuant to an executed Research Service Order.

“Research Services Coordinator” means the individual named by a Party to act as the primary contact person for Research Services provided or received under this Research Services Agreement, designated in accordance with Paragraph 11.4.

“Research Service Order” means a research and development plan describing technical objectives, personnel requirements and timetables for a specific Research Project undertaken pursuant to this Research Services Agreement, substantially in the form of Appendix A or other form mutually acceptable to the Parties, as approved by the Research Services Coordinators of the Parties. Upon establishment of each Research Project, the corresponding Research Service Order shall be incorporated herein by reference. .

“Research Services” means any services rendered by Member (itself or through its Affiliate or subcontractor) to LLC pursuant to a Research Service Order.

85
* Confidential treatment requested

“Technology License Agreement” means a certain Technology License Agreement among NatureWorks LLC, Sinoven Biopolymers, Inc., BioAmber Inc. and LLC dated February 15th, 2012, as amended from time to time.

“                “Third Party” shall mean any Entity that is not a Party to this Agreement.

Section 16.18 ARTICLE 2 – Research Projects and Research Service Orders

2.1 Establishing Research Projects. Beginning on the Effective Date, the Parties may enter into one or more Research Projects pursuant to Research Service Orders. The number and nature of specific Research Projects undertaken hereunder shall be at the mutual discretion of the Parties. For each Research Project, Member and LLC shall complete a Research Service Order substantially in the form set forth in Appendix A hereto, specifying at least (a) the scope of Research Services to be rendered (deliverables), (b) an estimated time period for performing the Research Services (including if applicable time periods for performing specific portions of the Research Services as the Parties may agree), (c) an estimate of the cost (budget) of carrying out the Research Project, (d) any Patent Rights of Member that Member believes may have claims that will cover any of the Research Technology to be conceived under the Research Project and (e) any other matters pertaining to the Research Services to which the Parties may agree. However, no Research Service Order shall operate to supersede or amend any inconsistent or conflicting provision of this Research Services Agreement, the Master Confidentiality Agreement, the Technology License Agreement or the LLC Agreement. To the extent any Research Service Order is inconsistent with or conflicts with any of such agreements, that portion of the Research Service Order shall be without effect. A Research Project will become established upon the completion of a Research Services Order and execution thereof by the Research Services Coordinators of each Party. Once a Research Service Order has been executed by the Parties, the Member shall be obligated to perform the Research Project pursuant to the terms of the Research Service Order except (1) if the parties agree in writing to terminate the Research Project or (2) as provided in any of Paragraphs 2.6, 2.7, 3.1 and 7.1.

(a) 2.2 Costs. Unless otherwise agreed in writing by the Parties in a Research Service Order, the estimated costs shall reflect the full cost incurred by Member in providing Research Services under the Research Service Order, including all salary, fringe benefits, travel, direct overhead, materials, supplies, telecommunications, rent, leases, insurance and depreciation of allocable capital plus an adder of fifteen percent (15%), pre-tax, of such full cost.

2.3 Availability of Personnel; Quality of Services. Once a Research Project is established under Paragraph 2.1 above, the Member shall make a sufficient number of competent individuals available to render Research Services under each

86
* Confidential treatment requested

Research Service Order that is approved by the Member. The Member shall provide Research Services that are substantially similar in nature and quality to those performed by the Member for its own businesses. Research Services will be provided during normal working hours and under such terms and conditions of employment as are usual for the individuals performing the Research Services. If agreed by the Member and LLC, a Research Service Order may specify that the Research Services will be provided in whole or in part by designated individuals.

2.4 Subcontracting. Unless and to the extent specified in a Research Service Order, the Member, may, as it in its sole discretion deems necessary or appropriate: (a) use personnel of the Member to perform the Research Services; or (b) subcontract the Research Services (in whole or in part) to a Third Party, to the extent such Third Party services are routinely utilized by Member to provide similar services to the Member or are reasonably necessary for the efficient performance of Research Services under the Research Service Order, with the proviso that such subcontractor agrees in writing to comply with all terms and conditions of this Research Services Agreement that run to the Member.

2.5 Reporting and Consultation by Member. The Member and LLC will from time to time mutually arrange for the Member to transmit Research Technology conceived and related technical data generated under a given Research Project to LLC, in writing or orally, as the Parties may find convenient. To facilitate such transmission of such Research Technology and related technical data, the Member will, at the request of LLC, make its employees or agents who are knowledgeable about a Research Project available for consultation with LLC and such other persons as LLC may specify, for reasonable periods, and at such times and places as the Parties may agree.

2.6 Amendment of Research Service Orders. Any mutually agreeable changes in a Research Project shall be detailed in an amended Research Service Order that has been approved by the Research Services Coordinators for the Parties, and will become effective as the date of such approval. The amended Research Service Order will upon taking effect supersede the original Research Service Order with respect to all Research Services not already performed under the original Research Service Order.

2.7 Termination of Research Projects.

(a) Subject to Paragraphs 3.1 and 7.1, a Member may terminate any Research Project:

(1) by providing of at least ninety (90) days prior written notice to LLC;

87
* Confidential treatment requested

(2) at any time, if it becomes apparent to the Member that the goals and/or deliverables of the Research Project cannot reasonably be accomplished within the estimated budget or that the Research Project will otherwise be futile; or

(3) at any time, if an individual specified in the Research Service Order becomes unable to perform the Research Services and no replacement acceptable to LLC is available to Member.

Upon termination of any Research Services under this Section 2.7(a), LLC shall pay Member for all Research Services performed under the applicable Research Service Order, through the date of termination.

(b) Subject to Paragraphs 3.1 and Article 7, LLC may terminate any Research Project by providing written notice to the Member at any time, provided that (1) LLC shall pay Member for all Research Services performed under the applicable Research Service Order, through the date of termination and (2) if LLC provides Member with less than ninety (90) days prior written notice of its intention to terminate any Research Project, LLC shall further reimburse Member for any out-of-pocket costs Member reasonably incurred in anticipation of performing such Research Project, including without limitation expenditures for materials and equipment to the extent Member cannot defray such costs or use acquired materials and/or equipment on its own account. Upon paying for such acquired materials and equipment, title and right of possession thereto shall pass to LLC.

(c) If a Research Service Order is to be terminated by either Party, both Parties will exercise reasonable efforts to cooperate to assure a smooth transition.

2.8 Communication of Active Research Projects. Member’s Research Services Coordinator shall maintain a listing of active Research Projects established under the provisions of Paragraph 2.1 above. Member’s Research Services Coordinator shall provide a copy of that listing to the Research Services Coordinator for the other Member of LLC promptly upon request.

Section 16.19 ARTICLE 3 – Term

3.1 Term. This Research Services Agreement shall be effective as of the Effective Date and shall continue until the earlier of:

(a) the dissolution of LLC;

88
* Confidential treatment requested

(b) the Transfer of all of Member’s Membership Interest in LLC to any Entity other than an Affiliate of Member;

(c) December 31, 2014, after which point this Research Services Agreement shall continue from year to year until cancelled by either Party upon notice at least sixty (60) days in advance of a calendar year-end.

Notwithstanding the foregoing, at LLC’s request, Member shall continue to provide Research Services to LLC in accordance with the terms of any Research Service Order pending on the termination date, for a period not to exceed three months following the termination date or such other time as may be agreed by the Parties.

Section 16.20 ARTICLE 4 – Payments and Records

4.1 Payments. For each Research Service Order, LLC will pay to the Member the sums described in the applicable Research Service Order.

4.2 Invoicing by Member. The Member will, within fifteen (15) calendar days of the close of end of each calendar month during the term of this Research Services Agreement, deliver to LLC an invoice for the Research Services for LLC for that month. Each invoice shall separately detail the amounts owed under each Research Service Order.

4.3 Prompt Payment by LLC. LLC shall render full payment of any undisputed amount invoiced under Paragraph 4.2, within thirty (30) calendar days of its first receipt of any invoice for the same. Amounts past due shall be accompanied by interest at the U.S.A. prime rate plus two percent (2%) per year, compounded monthly, or the highest lawful rate (whichever is less), calculated from the date payment is due until the date on which it is paid.

4.4 Maintenance of Records by Member. The Member will maintain books of account and other records, in reasonable detail and in accordance with the Member’s standard practices, in a level of detail suitable to substantiate the Member’s invoices for allowable costs. The Member shall preserve and make these books and records open to inspection during normal business hours as provided in Paragraphs 4.5 and 4.6 below, for a period of twenty-four (24) months following the end of the calendar year in which such Research Services were rendered.

89
* Confidential treatment requested

4.5 Disputed Invoices. If LLC disputes any amounts invoiced by the Member, LLC shall, within thirty (30) calendar days of its receipt of the invoice, notify the Member of any amounts disputed. As to such disputed invoices, LLC’s payment and/or Member’s acceptance of such payment shall not waive either Party’s rights hereunder against the other with respect to such invoices. The Research Services Coordinators for the Parties shall meet and attempt in good faith to resolve the disputed charges. If within thirty (30) days the Research Services Coordinators have been unable to resolve the dispute, and if the dispute relates to whether amounts were properly charged or work actually performed, a CPA Firm shall conduct an audit of the disputed charges in accordance with the procedures of Paragraph 4.6.

4.6 Audit of Member’s Books and Records. LLC shall have the right to have its CPA Firm audit the books of account and other records of the Member pertaining to the Research Services provided to LLC and to audit all invoiced and reimbursed costs, in each case, for a period of twenty-four (24) months following the end of the calendar year in which such Research Services were rendered. Prior to commencing its audit, the CPA Firm shall execute a confidentiality agreement reasonably acceptable to the Member to protect the Member’s confidential information. Upon completing its audit, the CPA Firm shall issue a report itemizing disputed charges and the correct amounts that should have been charged together with supporting information. Member shall have fifteen (15) days to point out any alleged errors in the report. If any errors are alleged by Member, the CPA firm will thereafter have fifteen (15) days to consider the alleged errors and issue a final report. The Parties will accept the determination of the CPA Firm as reflected in the final report as binding and final. If the audit determines that either Party owes money to the other Party, the owing Party shall pay such amount to the other Party within ten (10) days of its receipt of the CPA Firm’s final report. The cost of the audit shall be borne by LLC unless the CPA Firm determines that the Member overcharged LLC by more than one hundred thousand dollars ($100,000), in the aggregate, in which case the Member shall pay for the audit.

90
* Confidential treatment requested

Section 16.21 ARTICLE 5 – Ownership and Licensing of Intellectual Property

5.1 Ownership of Technology and Patent Rights. Ownership of all Technology and Patent Rights, including Research Technology and Research Patent Rights, shall be as provided in the Technology License Agreement.

5.2 No Licenses. Except as expressly set forth in the Technology License Agreement, nothing contained in this Research Services Agreement shall grant either Party a license under any Technology or Patent Rights of the other Party, by implication, estoppel, or otherwise. .

Section 16.22 ARTICLE 6 – Confidentiality

6.1 Confidential Information. All Research Technology shall be considered to be the Confidential Information of LLC and shall be subject to the Master Confidentiality Agreement. All other Confidential Information of either Party shall be subject to the Master Confidentiality Agreement.

Section 16.23 ARTICLE 7 – Excused Performance

7.1 Availability of Excused Performance. If, during the course of a Research Project, an event occurs that is beyond the reasonable control of the Member, and that event renders impossible the performance by the Member under the applicable Research Service Order, then LLC shall excuse the Member from performance during the pendency of such circumstance. A non-limiting list of such events includes acts of God, fire, accident, flood, explosion, war, hurricanes, tornadoes, riots, government action or inaction or request of governmental authority, including any law, decree, order or regulation of any governmental agency or authority, whether federal, state or local, strike, collective bargaining obligations, labor dispute or shortage, injunction or inability to obtain or shortage of fuel or raw materials, utilities, equipment, transportation or materials, or accident to or malfunction or breakage of machinery, equipment or apparatus.

7.2 Procedure for Claiming Excused Performance. To claim excused performance under Paragraph 7.1, the Member must give LLC prompt written notice of the beginning and expected duration of the event, as well as the cause thereof. The Member shall take reasonable steps to attempt to resolve the cause for any such delay of performance or nonperformance. During any period of excused performance, the Member shall treat LLC like other businesses of the Member with regard to the provision of research and development services, and LLC shall be free to obtain substitute research and development services from other sources.

91
* Confidential treatment requested

7.3 Excused Counterperformance. In the event of excused performance pursuant to Paragraph 7.1, any corresponding counterperformance by LLC pursuant to Article 4 shall likewise be held in abeyance during the period of excused performance.

Section 16.24 ARTICLE 8 – Liability, Indemnity

8.1 Limitation of Member’s Liability. The Member shall have no liability to LLC for any Damages, except as provided in Paragraphs 8.2 and 8.3 hereof, and except with respect to Research Services that are not performed (other than as a result of an amendment of a Research Service Order pursuant to Section 2.6, termination of a Research Project pursuant to Section 2.7 hereof, termination of this Research Services Agreement pursuant to Section 3.1, for reasons attributed to LLC or during a period of excused performance pursuant to Article 7) or that are, because of the gross negligence of the Member or its subcontractor, performed improperly, with respect to which. LLC’s sole and exclusive remedy and Member’s sole and exclusive liability with respect to Research Services performed improperly because of the gross negligence of the Member or its subcontractor will be for the Member to properly perform (or cause to be properly performed) said Research Services at no additional cost to LLC.

8.2 Indemnification by Member. The Member shall indemnify, defend and hold harmless the LLC Indemnitees from and against and in respect of Damages suffered or incurred by any LLC Indemnitee by reason of or arising out of any acts or omissions constituting willful misconduct of the Member or its subcontractor.

8.3 Indemnification for Acts by Subcontractors. To the extent that the Member uses personnel of its Affiliates or utilizes Third Parties as a subcontractor to provide Research Services hereunder, the Member shall be responsible for the acts and omissions of such Affiliate personnel and Third Parties only to the extent provided in Paragraph 8.1 hereof for LLC and in Paragraph 8.2 hereof for the LLC Indemnities, and no Member Affiliate or Third Party shall have any liability to any the LLC Indemnitee on account of any Damages suffered by any the LLC Indemnitee arising out of this Research Services Agreement, whether or not such Damages were caused by their negligence and/or gross negligence, including their sole negligence and/or sole gross negligence, or their willful, intentional misconduct. Nothing contained herein shall require the Member to institute any litigation or other proceeding against such Third Party.

92
* Confidential treatment requested

8.4 Insurance. The Member shall maintain, at all times during the term of this Research Services Agreement, workers’ compensation and employer’s liability insurance or shall self-insure said risk with respect to employees of the Member and its Affiliates who perform Research Services hereunder, in such amounts and with such limits as may be required by applicable laws. Notwithstanding anything to the contrary herein, the Member hereby waives any and all rights of recovery, claims, actions or causes of action against the LLC Indemnitees for any and all Damages incurred by the Member under this Research Services Agreement (in its capacity as Member), to the extent insured against (or self-insured) under insurance coverage of the type and amount described above, regardless of cause or origin, except to the extent such Damages are attributable to acts or omissions constituting the gross negligence or willful misconduct of a LLC Indemnitee.

8.5 Express Exclusion. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS RESEARCH SERVICES AGREEMENT IN GENERAL OR IN THIS ARTICLE 8 IN PARTICULAR, OR AT LAW OR IN EQUITY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR PUNITIVE, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE 9 – Independent Contractor

9.1 Independent Contractor. In performing the Research Services hereunder, Member and its employees and subcontractors are acting as independent contractors and in no way shall be construed to be partners, agents or employees of LLC and shall have no authority, express or implied, to bind LLC except as otherwise expressly provided herein.

9.2 Employees and Agents Providing Research Services. Subject only to the provisions of Paragraph 2.2, the Member shall have sole discretion with regard to which of its employees and Third Party agents perform Research Services hereunder, provided LLC shall have the right to request the Member to change such employees or agents if LLC is dissatisfied with the service being performed. The Member shall have direct control over its employees providing such Research Services including, but not limited to, the time, place and manner of performing such Services. Employees of the

93
* Confidential treatment requested

Member who perform Research Services under a Research Service Order shall not be deemed employees of LLC by virtue of their provision of Research Services on behalf of LLC. The Member shall inform its employees and Third Party agents providing Research Services hereunder of the terms and conditions hereof, and shall see to it that such persons perform the Research Services in accordance with the terms of this Research Services Agreement.

(A)	ARTICLE 10 – Dispute Resolution

10.1 Dispute Resolution. Except for disputes or disagreements which are to be fully and finally settled pursuant to the provisions of Paragraph 4.6, the dispute resolution procedures and remedies set forth in Article XII of the LLC Agreement will be the sole and exclusive procedures and remedies for resolving any dispute or disagreement arising out of, or relating to, the formation, interpretation, performance or breach of this Research Services Agreement or any amendment hereto.

ARTICLE 11 – General

11.1 Non-Exclusivity. Either Party may, in its sole discretion, enter into any agreements with any other Entity, for the provision of services of any kind, provided further that no Research Services being performed hereunder may be terminated or reduced except in accordance with the provisions of this Research Services Agreement, and provided that the Party adheres to the obligations of Article 6.

11.2 Taxes. Any taxes (other than income taxes) assessed on the provision of Research Services hereunder shall be paid by LLC. If the Member pays such taxes, LLC shall promptly reimburse the Member for the amount of such taxes, upon receipt from the Member of an invoice pursuant to Paragraph 4.2 such amount.

11.3 Notices. All Notices shall be in writing and be given by delivery (including personal delivery, delivery by courier, overnight delivery service, delivery by U.S. certified mail, return receipt requested, or facsimile transmittal), with such Notices effective on receipt. Notices shall be addressed as follows:

if to LLC:

with a copy to:

if to Member:

with a copy to the Research Services Coordinators. Either Party may change its address indicated above by the provision of notice duly given in accordance with the provisions of this Paragraph 11.3.

94
* Confidential treatment requested

11.4 Research Service Coordinators. LLC and Member shall each nominate a representative to act as the primary contact person for all of the Research Services, including the approval of Research Service Orders on behalf of that Party. LLC and Member shall advise each other in writing, as provided in Paragraph 11.3, of any change in their respective Research Service Coordinator. Unless otherwise indicated by a Party, all communication originating from the other Party that relates to the initiation of a Research Service Order or the delivery of Services thereunder shall be directed to the Party’s Research Service Coordinator. The initial Research Service Coordinators are as follows:

LLC:

Member:

11.5 Facsimiles. For purposes of this Research Services Agreement, any copy, facsimile telecommunication or other reliable reproduction of a writing, transmission or signature may be substituted or used in lieu of the original writing, transmission or signature for any and all purposes for which the original writing, transmission or signature could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing, transmission or signature, as the case may be.

11.6 Application of Delaware Law. This Research Services Agreement, and the application and interpretation hereof, shall be governed exclusively by and construed in accordance with its terms and by the internal laws of the State of Delaware, without reference to any conflict of law or choice of law principles that the State of Delaware might apply.

11.7 Entire Agreement. This Research Services Agreement, together with the Master Confidentiality Agreement and the Technology License Agreement, constitutes the entire agreement of the Parties relating to the subject matter hereof. There

95
* Confidential treatment requested

are no representations, warranties, agreements, arrangements or understandings, oral or written, between or among the Parties relating to the subject matter of this Research Technology Agreement that are not fully expressed herein, in the Master Confidentiality Agreement and the Technology License Agreement.

11.8 Amendments. Neither this Research Services Agreement nor any of the terms hereof may be terminated, amended, supplemented or modified except by an instrument in writing signed by all of the Parties.

11.9 Waivers. The failure or delay on the part of any Party to exercise any of its respective rights hereunder upon the nonperformance by the other Party of any term, condition, covenant or provision herein shall not be construed as a waiver thereof, nor shall the acceptance by one Party of the defective performance or a waiver of the non performance of any such terms, conditions, covenants or provisions on the part of the other Party be construed as a waiver of the rights of such Party with respect to such defective performance or nonperformance or as a waiver of the rights of the Party as to any subsequent defective performance or nonperformance thereof or of any other term, condition, covenant or provision herein nor shall any single or partial exercise of any right by any Party preclude any other or further exercise thereof or the exercise of any other right hereunder by such Party. No waiver or release of any of the terms, conditions, covenants or provisions hereof shall be valid or effective unless the same is in writing duly executed by the Party to be bound thereby.

11.10 Successors and Assigns. Each and all of the covenants, terms, provisions, and agreements contained in this Research Services Agreement shall be binding upon and inure to the benefit of the Parties hereto and, subject to the succeeding sentence, their respective successors and assigns. This Research Services Agreement may not be assigned by either Party without the prior written consent of the other Party. Any unpermitted assignment shall be null and void.

11.11 Counterparts. This Research Services Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

96
* Confidential treatment requested

11.12 Severability. If any provision of this Research Services Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11.13 Headings. Article, paragraph and other headings contained in this Research Services Agreement are for reference purposes only and shall not be construed to define, interpret, limit or expand the scope, extent or intent of this Agreement or any provision hereof.

IN WITNESS WHEREOF, the Parties have caused this Research Services Agreement to be executed on their behalf by their duly authorized representatives.

[MEMBER]	AMBERWORKS LLC

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

97
* Confidential treatment requested

(1)	Appendix A: Sample Research Service Order

RESEARCH SERVICE ORDER #	COST CENTER	RESEARCH PROJECT EFFECTIVE DATE

	Research Project Tracking ID	DURATION OF RESEARCH PROJECT

STATEMENT OF INTENT

This is a Research Service Order pursuant to the Research Services Agreement between Member and LLC. Performance of Research Services under this Research Service Order shall be in all respects governed by the Research Services Agreement.

Is there a LLC Related Capital Project:

RESEARCH PROJECT TITLE

SCOPE OF RESEARCH PROJECT

DELIVERABLES	ESTIMATED TIMING

(continued on next page)

98
* Confidential treatment requested

PRIMARY MEMBER (DEPARTMENT)

SERVICE REQUESTED	UNIT OF MEASURE	COST PER UNIT Used for Budgeting Only	ESTIMATED COST

ESTIMATED SUB-TOTAL:
Other Member resources required to complete project?
Will there be extraordinary expenses associated with project (Materials, travel, equip. rental, chemicals, consultants, etc.)
(ii) ESTIMATED TOTAL FOR RESEARCH PROJECT

Other Provisions Specific to this Research Project

LLC Project Manager:	Member Project Manager
Telephone Number:	Telephone Number:

LLC COPIES TO:	MEMBER COPIES TO:

99
* Confidential treatment requested

SCHEDULE 4.1

Initial Members and Initial Capital Contributions

MEMBER	INITIAL CAPITAL CONTRIBUTION	MEMBERSHIP INTEREST
	Cash
NatureWorks	$1,000,000	50%
Sinoven	$1,000,000	50%

100
* Confidential treatment requested

SCHEDULE 5.1

POWERS & AUTHORITY RESERVED TO THE MEMBERS

(a) Changing, expanding and amending the Business Purpose or any other provision of this LLC Agreement or the Company’s Certificate of Formation;

(b) Incorporating the Company or approving the merger or consolidation of the Company with or into any other Entity;

(c) Approving the sale, lease, license, exchange, transfer, or other disposition of all, or substantially all, of the Property as part of a single transaction or plan;

(d) Approving the acquisition or divestiture by the Company of any interest in any other Entity; or the acquisition, licensing, or lease by the Company of all or substantially all of the assets of another Entity;

(e) Approving the borrowing, prepayment, renewal or refinancing of any debt of the Company or the guarantee of any payments/debts or performance/obligations of any other Entity;

(f) Approving the liquidation or other dissolution of the Company or institution of any Bankruptcy proceedings by or on behalf of the Company;

(g) Admitting any Entity to the Company as an additional or substitute Member;

(h) Changing the name of the Company; and

(i) Exercising any other powers expressly reserved to Members by the Act, this LLC Agreement or any other Operative Agreements.

101
* Confidential treatment requested

SCHEDULE 6.2(a)

INITIAL MEMBER REPRESENTATIVES

Sinoven Appointees:

Jean-François Huc

Louise Batchelor

NatureWorks Appointees:

Patrick Brunner

Steve Davies

102
* Confidential treatment requested

SCHEDULE 6.4

CERTAIN POWERS RESERVED TO THE GOVERNANCE BOARD

(a) Approving the overall policy and vision of the Company in accordance with its Business Purpose and approving the business and strategic plans and budget of the Company (including the initial and each subsequent Annual Business Plan and Budget), and any amendment to any of the foregoing;

(b) Determining and making distributions to the Members other than in accordance with the terms of this LLC Agreement;

(c) Approving capital expenditures of the Company in excess of the amounts the Governance Board, from time to time, determines;

(d) Establishing Reserves; provided, however, the Governance Board may delegate to the General Manager the authority to establish operating Reserves in accordance with the Annual Business Plan and Budget;

(e) Subject to Section 5.1, determining the banking, borrowing and investment policies of the Company;

(f) Lending any of the Company’s funds to any Entity or other than the extension of customary commercial payment terms to customers of the Company;

(g) Approving Company credit policies;

(h) Approving any Contract (or series of related Contracts) and any modifications thereto (with a value or term in excess of such amounts or time frames as the Governance Board may, from time to time, determine;.

(i) Approving any Contract (or series of related Contracts) and any modifications thereto between the Company and any (i) Officer; (ii) Member Representative; (iii) Member; (iv) Affiliate of any Member; or (v) an officer, director or employee of a Member or an Affiliate of a Member;

103
* Confidential treatment requested

(j) Electing, appointing or removing Officers; determining or modifying their duties and terms of reference, from time to time; and determining or modifying the salaries and bonuses of Officers;

(k) Establishing, amending or terminating compensation (including bonus plans) and benefit plans (including retirement and welfare benefit plans) for employees of the Company and the administration thereof or approving any material changes thereto;

(l) Approving the commencement, continuance or settlement of litigation involving the Company, where the claim, potential liability or the amount of the proposed settlement is in excess of such amount(s) as the Governance Board may from time to time determine;

(m) Confessing judgment against Company or causing the Company to take any action that would constitute a Bankruptcy of the Company;

(n) Approving any non capital expenditure that exceeds that amount set forth in the then effective Annual Business Plan and Budget, or that would cause the amounts set forth therein to be exceeded, by more than the amounts is established by the Governance Board, from time to time, (i) any single item or group of related items or (ii) aggregate non capital expenditures during any Fiscal Year. Notwithstanding the foregoing; Governance Board approval will not be required for (a) emergency expenditures required as a result of safety or regulatory requirements or as a result of other emergency situations; and (b) ordinary operating expenditures incurred in the ordinary course of business, approval.

(o) Approving (i) the pledge of any Property; or (ii) the creation of any Lien on any Property (other than Liens arising in the ordinary course of the business) if the obligations secured exceed such amount, in the aggregate, as is established by the Governance Board, from time to time.

(p) The use or sale of any of the Property other than in the ordinary course of the Company’s business

(q) Determining or changing the accounting policies or principles of the Company (except changes required by GAAP), or changing the independent accountants or Tax Matters Partner of the Company. Initially the Company’s independent accountants will be Deloitte.

104
* Confidential treatment requested

(r) Selecting tax accounting methods and making other decisions and elections with respect to treatment of various transactions for foreign and U.S., federal and state income tax purposes, except to the extent such decisions have expressly been delegated to the Tax Matter Partner pursuant to Section 11.8

(s) Entering into any partnership or joint venture; or forming a Company subsidiary;

(t) Issuing additional Membership Interests in the Company to new Members; or approving the Transfer of any Membership Interest;

(u) Changing the Company’s Fiscal Year;

(v) Approving policies on the management of the Company’s intellectual property including policies as to whether and to what extent to license Company’s intellectual property to Entities other than the Members and their Subsidiaries;

(w) Making, deferring, or accelerating any calls for Additional Capital Contributions;

(x) Approving the insurance program to protect the property and business of the Company and any material changes thereto;

(y) Approving, from time to time, the location of the Company’s principal place of business;

(z) Making the decisions reserved to the Governance Board by the Act or in any of the Operative Agreements; and

(aa) Approving the use of any d/b/a’s for the Company.

105
* Confidential treatment requested

SCHEDULE 8.2

OFFICERS/SENIOR MANAGERS

(a) General Manager. The General Manager will direct the day to day operations of the Company, ensure that all directives of the Governance Board are effectuated promptly and report directly to the Governance Board. The General Manager will attend all meetings of the Members and the Governance Board but will not have the right to vote. The General Manager is authorized to (i) execute on behalf of the Company any and all Contracts pertaining to the Company within the limits prescribed by the Governance Board, except as such authorization may be restricted under Sections 5.1 or 6.4 or by the Governance Board, and (ii) perform such other duties and exercise such other powers as may, from time to time, be delegated to the General Manager by the Governance Board.

(b) Chairperson. The Chairperson will be responsible for organizing meetings of the Members and Governance Board and preparing the agenda for each such meeting.

(c) Treasurer. The Treasurer will have charge and custody of, and be responsible for, all funds and securities of the Company and will keep, or cause to be kept, full and accurate books of account and other financial records of the Company and will deposit, or cause to be deposited, all moneys and other valuable effects in the name and to the credit of the Company. The Treasurer, from time to time, may open or close, or cause to be opened or closed, bank accounts in the name of the Company. The Treasurer will make the calls for the Initial Capital Contributions and other Capital Contributions approved by the Governance Board in the annual operations budget and will disburse the funds of the Company as may be directed by the Governance Board or the General Manager, taking proper vouchers for such disbursements, and will render to the Governance Board and to the General Manager at their regular meetings, or when the Governance Board so requires, an account of all transactions and of the financial condition of the Company. The Treasurer will report directly to the Governance Board.

(d) Secretary. The Secretary will be responsible for recording the minutes of meetings of the Members and the Governance Board, maintaining the official records of the Company and performing other typical duties of the office of Secretary, including the giving of notice of meetings of the Members and the Governance Board. The Secretary will

106
* Confidential treatment requested

see that all books, reports, statements, filings, qualifications, certificates and the like required by the Act or any other Law relating to limited liability companies and qualifications to do business are properly kept and filed. The Secretary will report directly to the Governance Board.

(e) Other Officers. Other Officers will have such titles, duties and authorities as may be prescribed by the Governance Board in accordance with Section 6.4.

(f) Standards of Performance. The Officers will perform their duties in a manner consistent with this LLC Agreement, the Certificate of Formation and the directions, from time to time, given by the Governance Board.

107
* Confidential treatment requested

SCHEDULE 11.2 (c)

INSURANCE

The Company shall maintain the following types and limits of insurance listed below:

Type of Insurance	Limits	Coverage Discussion
Workers Compensation	Statutory.	Medical Treatment, Expenses, and lost wages for injured employees. If appropriate, coverage may also include Longshoremen and Harbor Workers, Jones Act, etc.

Employers Liab.	$1 million	Protection for Employer from liability actions.

Product/General Liability	$1 million per occurrence and $2 million Aggregate	Tort claims arising out of accidents/occurrences involving Company products, Company property.

Auto Liability	$1 million per occurrence	Tort claims arising out of accidents/occurrences involving JV leased or owned vehicles. Physical damage to the vehicle may be self-funded (no insurance)

Umbrella/Excess Liability	$10 million per occurrence and in aggregate	Additional limits of Liability insurance

Property/Boiler Machinery	Replacement Value for Bldgs., equip., inventory and appropriate Business Interruption value	All Risks of physical loss or damage and resulting loss of earnings (business interruption), except normal exclusions. Value of buildings and contents at replacement value with no coinsurance. Value of goods in transit or storage.

Marine	Liability Limits of $5 million. Value of Goods in transit or storage valued at Bill of Lading and expenses.

Protection and Indemnity (Liability) incurred due to the negligent operation or ownership of vessels or barges.

Loss resulting from the loading, unloading, or berthing of vessels/barges or, providing fleeting services to others.

Value of goods shipped via marine transportation and while in storage in which JV has an insurable interest.

Blanket Crime	Limits selected based on management’s analysis of the exposure.	Employee Dishonesty. Forgery. Destruction, disappearance of money or securities. Money order and counterfeit currency. Theft through fraudulent funds transfer. Computer theft. Theft of a 3rd party’s property.

Directors and Officers Liability	$1 million or greater	Protects individuals of a governing board (Directors and Officers) from liability claims arising out of alleged errors in judgment, breaches of duty, and wrongful acts related to their organizational activities.

Other		Any other insurance that the governing board deems to be normal given the industry or operations of the Company. (examples: Intellectual Property, Professional Errors and Omissions, etc.)

108
* Confidential treatment requested

Insurance must be purchased from a financially secure insurer that maintains a Best Rating of A-, VII or comparable rating by valid/recognized rating agency.

Liability policies must be purchased with “occurrence” coverage, when possible. If “claims made” coverage is purchased, then the “reporting” endorsement must be purchased at policy expiration/termination.

The Company may elect to self-fund in lieu of purchasing insurance if (1) it meets the financial criteria established by the appropriate regulators, and (2) obtains the approval of the Governance Board.

The Governance Board may choose to increase limits to purchased by the Company if it deems it appropriate given the size of the Company or type of exposure.

109
* Confidential treatment requested

Schedule 12.3

Deadlock Triggers

(a) Changing, expanding and amending the Business Purpose or any other provision of this LLC Agreement or the Company’s Certificate of Formation;

(b) Incorporating the Company or approving the merger or consolidation of the Company with or into any other Entity;

(c) Approving the sale, lease, license, exchange, transfer, or other disposition of all, or substantially all, of the Property as part of a single transaction or plan;

(d) Approving the acquisition or divestiture by the Company of any interest in any other Entity; or the acquisition, licensing, or lease by the Company of all or substantially all of the assets of another Entity;

(e) Approving the borrowing, prepayment, renewal or refinancing of any debt of the Company or the guarantee of any payments/debts or performance/obligations of any other Entity in excess of $100,000;

(f) Approving the liquidation or other dissolution of the Company or institution of any Bankruptcy proceedings by or on behalf of the Company;

(g) Admitting any Entity to the Company as an additional or substitute Member;

(h) Approving the overall policy and vision of the Company in accordance with its Business Purpose and approving the business and strategic plans and budget of the Company (including the initial and each subsequent Annual Business Plan and Budget), and any amendment to any of the foregoing, provided that a Deadlock shall not occur unless the Voting Members have failed to agree on an Annual Business Plan and Budget for the Company for two successive Fiscal Years;

(i) Making, deferring, or accelerating any calls for Additional Capital Contributions, other than Additional Capital Contributions required to be made pursuant to Section 4.2(a);

(j) Determining and making distributions to the Members other than in accordance with the terms of this LLC Agreement;

(k) Approving capital expenditures of the Company in excess of the amounts set forth in the most recently approved Annual Business Plan and Budget for the Company;

110
* Confidential treatment requested

(l) Establishing Reserves outside the amounts set forth in the most recently approved Annual Business Plan and Budget for the Company;

(m) Approving any Contract (or series of related Contracts) and any modifications thereto with a value in excess of $5million.

(n) Approving any Contract (or series of related Contracts) and any modifications thereto between the Company and any (i) Officer; (ii) Member Representative; (iii) Member; (iv) Affiliate of any Member; or (v) an officer, director or employee of a Member or an Affiliate of a Member.

(o) Electing, appointing or removing Officers; determining or modifying their duties and terms of reference, from time to time; and determining or modifying the salaries and bonuses of Officers;

(p) Establishing, amending or terminating compensation (including bonus plans) and benefit plans (including retirement and welfare benefit plans) for employees of the Company and the administration thereof or approving any material changes thereto;

(q) Approving the commencement, continuance or settlement of litigation involving the Company, where the claim, potential liability or the amount of the proposed settlement is in excess of $100,000;

(r) Lending any of the Company’s funds to any Entity (other than the extension of customary commercial payment terms to customers of the Company).

(s) Confessing judgment against Company or causing the Company to take any action that would constitute a Bankruptcy of the Company;

(t) Approving any non capital expenditure that exceeds that amount set forth in the then effective Annual Business Plan and Budget by more than $100,000, or that would cause the amounts set forth therein to be exceeded, by more than $100,000;

(u) Approving (i) the pledge of any Property; or (ii) the creation of any Lien on any Property (other than Liens arising in the ordinary course of the business) if the obligations secured exceed $100,000;

111
* Confidential treatment requested

(v) The use or sale of any of the Property other than in the ordinary course of the Company’s business;

(w) Determining or changing the accounting policies or principles of the Company (except changes required by GAAP), or changing the independent accountants or Tax Matters Partner of the Company;

(x) Entering into any partnership or joint venture; or forming a Company subsidiary;

(y) Issuing additional Membership Interests in the Company to new Members; or approving the Transfer of any Membership Interest, other than in accordance with this LLC Agreement;

(z) Approving policies on the management of the Company’s intellectual property including policies as to whether and to what extent to license Company’s intellectual property to Entities other than the Members and their Subsidiaries;

112
* Confidential treatment requested